                                                                     EXHIBIT 4.5

================================================================================

                               NTK HOLDINGS, INC.

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee

                               ------------------

                                    INDENTURE

                               ------------------

                          Dated as of February 15, 2005
                               ------------------
                     10-3/4% Senior Discount Notes due 2014

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                              Indenture
Section                                                                             Section
-------                                                                            ---------
310(a)(1)..................................................................         7.10
      (a)(2)...............................................................         7.10
      (a)(3)...............................................................         N.A.
      (a)(4)...............................................................         N.A.
      (a)(5)...............................................................         7.08; 7.10
      (b)..................................................................         7.08; 7.10; 12.02
      (c)..................................................................         N.A.
311(a).....................................................................         7.11
      (b)..................................................................         7.11
      (c)..................................................................         N.A.
312(a).....................................................................         2.06
      (b)..................................................................         12.03
      (c)..................................................................         12.03
313(a).....................................................................         7.06
      (b)(1)...............................................................         7.06
      (b)(2)...............................................................         7.06
      (c)..................................................................         7.06; 12.02
      (d)..................................................................         7.06
314(a).....................................................................         4.06; 4.17
      (b)..................................................................         N.A.
      (c)(1)...............................................................         7.02; 12.04; 12.05
      (c)(2)...............................................................         7.02; 12.04; 12.05
      (c)(3)...............................................................         N.A.
      (d)..................................................................         N.A.
      (e)..................................................................         12.05
      (f)..................................................................         N.A.
315(a).....................................................................         7.01(b)
      (b)..................................................................         7.05; 12.02
      (c)..................................................................         7.01(a)
      (d)..................................................................         6.05; 7.01(c)
      (e)..................................................................         6.11
316(a)(last sentence)......................................................         2.10
      (a)(1)(A)............................................................         6.05
      (a)(1)(B)............................................................         6.04
      (a)(2)...............................................................         9.02
      (b)..................................................................         6.07
      (c)..................................................................         9.04
317(a)(1)..................................................................         6.08
      (a)(2)...............................................................         6.09
      (b)..................................................................         2.05
318(a).....................................................................         12.01

-------------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
                                                          ARTICLE I

                                          DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.      Definitions.............................................................................       1
SECTION 1.02.      Other Definitions.......................................................................      26
SECTION 1.03.      Incorporation by Reference of TIA.......................................................      27
SECTION 1.04.      Rules of Construction...................................................................      28

                                                          ARTICLE II

                                                          THE NOTES

SECTION 2.01.      Amount of Notes.........................................................................      29
SECTION 2.02.      Form and Dating.........................................................................      29
SECTION 2.03.      Execution and Authentication............................................................      30
SECTION 2.04.      Registrar and Paying Agent..............................................................      30
SECTION 2.05.      Paying Agent To Hold Assets in Trust....................................................      31
SECTION 2.06.      Holder Lists............................................................................      31
SECTION 2.07.      Transfer and Exchange...................................................................      31
SECTION 2.08.      Replacement Notes.......................................................................      32
SECTION 2.09.      Outstanding Notes.......................................................................      32
SECTION 2.10.      Treasury Notes..........................................................................      33
SECTION 2.11.      Temporary Notes.........................................................................      33
SECTION 2.12.      Cancellation............................................................................      33
SECTION 2.13.      Defaulted Interest......................................................................      33
SECTION 2.14.      CUSIP Number............................................................................      34
SECTION 2.15.      Deposit of Moneys.......................................................................      34
SECTION 2.16.      Book-Entry Provisions for Global Notes..................................................      34
SECTION 2.17.      Special Transfer Provisions.............................................................      36
SECTION 2.18.      Computation of Interest.................................................................      38

                                                         ARTICLE III

                                                          REDEMPTION

SECTION 3.01.      Notices to Trustee......................................................................      39
SECTION 3.02.      Selection of Notes To Be Redeemed.......................................................      39
SECTION 3.03.      Notice of Redemption....................................................................      39
SECTION 3.04.      RESERVED................................................................................      40
SECTION 3.05.      Effect of Notice of Redemption..........................................................      40
SECTION 3.06.      Deposit of Redemption Price.............................................................      41
SECTION 3.07.      Notes Redeemed in Part..................................................................      41

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
                                                         ARTICLE IV

                                                          COVENANTS

SECTION 4.01.      Payment of Notes........................................................................      41
SECTION 4.02.      Maintenance of Office or Agency.........................................................      41
SECTION 4.03.      Corporate Existence.....................................................................      42
SECTION 4.04.      Payment of Taxes and Other Claims.......................................................      42
SECTION 4.05.      Maintenance of Properties and Insurance.................................................      42
SECTION 4.06.      Compliance Certificate; Notice of Default...............................................      43
SECTION 4.07.      RESERVED................................................................................      43
SECTION 4.08.      Waiver of Stay, Extension or Usury Laws.................................................      43
SECTION 4.09.      Change of Control.......................................................................      43
SECTION 4.10.      Incurrence of Indebtedness and Issuance of Preferred Stock..............................      45
SECTION 4.11.      Limitation on Restricted Payments.......................................................      50
SECTION 4.12.      Limitation on Liens.....................................................................      55
SECTION 4.13.      Asset Sales.............................................................................      55
SECTION 4.14.      Limitation on Transactions with Affiliates..............................................      59
SECTION 4.15.      Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries...............      61
SECTION 4.16.      Future Guarantors.......................................................................      63
SECTION 4.17.      Reports.................................................................................      64
SECTION 4.18.      Payments for Consent....................................................................      65
SECTION 4.19.      RESERVED................................................................................      65
SECTION 4.20.      RESERVED................................................................................      65
SECTION 4.21.      Designation of Restricted and Unrestricted Subsidiaries.................................      65
SECTION 4.22.      Business Activities.....................................................................      66

                                                          ARTICLE V

                                                    SUCCESSOR CORPORATION

SECTION 5.01.      Merger, Consolidation, or Sale of Assets................................................      66

                                                          ARTICLE VI

                                                     DEFAULT AND REMEDIES

SECTION 6.01.      Events of Default.......................................................................      68
SECTION 6.02.      Acceleration............................................................................      70
SECTION 6.03.      Other Remedies..........................................................................      70
SECTION 6.04.      Waiver of Defaults......................................................................      70
SECTION 6.05.      Control by Majority.....................................................................      70
SECTION 6.06.      Limitation on Suits.....................................................................      71
SECTION 6.07.      Rights of Holders To Receive Payment....................................................      71
SECTION 6.08.      Collection Suit by Trustee..............................................................      71
SECTION 6.09.      Trustee May File Proofs of Claim........................................................      72

                                                                                                                Page
                                                                                                                ----
SECTION 6.10.      Priorities..............................................................................      72
SECTION 6.11.      Undertaking for Costs...................................................................      72

                                                         ARTICLE VII

                                                           TRUSTEE

SECTION 7.01.      Duties of Trustee.......................................................................      73
SECTION 7.02.      Rights of Trustee.......................................................................      74
SECTION 7.03.      Individual Rights of Trustee............................................................      75
SECTION 7.04.      Trustee's Disclaimer....................................................................      75
SECTION 7.05.      Notice of Default.......................................................................      75
SECTION 7.06.      Reports by Trustee to Holders...........................................................      76
SECTION 7.07.      Compensation and Indemnity..............................................................      76
SECTION 7.08.      Replacement of Trustee..................................................................      77
SECTION 7.09.      Successor Trustee by Merger, Etc........................................................      78
SECTION 7.10.      Eligibility; Disqualification...........................................................      78
SECTION 7.11.      Preferential Collection of Claims Against the Issuer....................................      78

                                                        ARTICLE VIII

                                             DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.      Termination of the Issuer's Obligations.................................................      79
SECTION 8.02.      Legal Defeasance and Covenant Defeasance................................................      80
SECTION 8.03.      Conditions to Legal Defeasance or Covenant Defeasance...................................      81
SECTION 8.04.      Application of Trust Money..............................................................      82
SECTION 8.05.      Repayment to the Issuer.................................................................      82
SECTION 8.06.      Reinstatement...........................................................................      83

                                                         ARTICLE IX

                                             AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.      Without Consent of Holders..............................................................      83
SECTION 9.02.      With Consent of Holders.................................................................      84
SECTION 9.03.      Compliance with TIA.....................................................................      85
SECTION 9.04.      Revocation and Effect of Consents.......................................................      85
SECTION 9.05.      Notation on or Exchange of Notes........................................................      86
SECTION 9.06.      Trustee To Sign Amendments, Etc.........................................................      86

                                                                                                                Page
                                                                                                                ----
                                                     ARTICLE X

                                                      RESERVED

                                                     ARTICLE XI

                                                      RESERVED

                                                    ARTICLE XII

                                                   MISCELLANEOUS

SECTION 12.01.     TIA Controls............................................................................      86
SECTION 12.02.     Notices.................................................................................      87
SECTION 12.03.     Communications by Holders with Other Holders............................................      88
SECTION 12.04.     Certificate and Opinion as to Conditions Precedent......................................      88
SECTION 12.05.     Statements Required in Certificate or Opinion...........................................      88
SECTION 12.06.     Rules by Trustee, Paying Agent and Registrar............................................      89
SECTION 12.07.     Legal Holidays..........................................................................      89
SECTION 12.08.     Governing Law...........................................................................      89
SECTION 12.09.     No Adverse Interpretation of Other Agreements...........................................      89
SECTION 12.10.     No Personal Liability of Directors, Officers, Employees and Stockholders................      89
SECTION 12.11.     Successors..............................................................................      89
SECTION 12.12.     Duplicate Originals.....................................................................      89
SECTION 12.13.     Severability............................................................................      90


Signatures.................................................................................................      S-1

                                                           EXHIBITS

Exhibit A    -     Form of Note............................................................................      A-1
Exhibit B    -     Form of Legend for 144A Notes and Other Notes That Are Restricted Notes.................      B-1
Exhibit C    -     Form of Legend for Regulation S Note....................................................      C-1
Exhibit D    -     Form of Legend for Global Note..........................................................      D-1
Exhibit E    -     Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB
                   Accredited Investors....................................................................      E-1
Exhibit F    -     Form of Certificate To Be Delivered in Connection with Transfers Pursuant to
                   Regulation S............................................................................      F-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

            INDENTURE dated as of February 15, 2005, by and among NTK HOLDINGS, INC., a Delaware corporation (the "ISSUER"), as issuer, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "TRUSTEE").

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders.

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

            Set forth below are certain defined terms used in this Indenture.

            "ACCRETED VALUE" means, as of any date (the "SPECIFIED DATE"), the amount provided below for each $1,000 principal amount at maturity of Notes.

            (1) if the Specified Date occurs on one of the following dates (each, a "SEMI-ANNUAL ACCRUAL DATE"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

SEMI-ANNUAL ACCRUAL DATE                                            ACCRETED VALUE
----------------------------------------------------------          --------------
March 1, 2005.............................................          $       624.25
September 1, 2005.........................................          $       657.81
March 1, 2006.............................................          $       693.17
September 1, 2006.........................................          $       730.42
March 1, 2007.............................................          $       769.68
September 1, 2007.........................................          $       811.05
March 1, 2008.............................................          $       854.65
September 1, 2008.........................................          $       900.59
March 1, 2009.............................................          $       948.99
September 1, 2009.........................................          $     1,000.00

            (2) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (A) the original issue price of a Note and (B) an amount equal to the product of (x) the Accreted Value for the first Semi-Annual Accrual Date less such original issue price multiplied by (y) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

            (3) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and
      (B) an amount equal to the
      product of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi- Annual Accrual Date multiplied by (y) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

            (4) if the Specified Date occurs after the Full Accretion Date, the Accreted Value will equal $1,000.

            "ACQUIRED DEBT" means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "ADDITIONAL INTEREST" means all Additional Interest then owing pursuant to the Registration Rights Agreement.

            "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH" shall have correlative meanings.

            "AGENT" means any Registrar, Paying Agent or co-Registrar.

            "AMEND" means amend, modify, supplement, restate or amend and restate, including successively; and "AMENDING" and "AMENDED" have correlative meanings.

            "ASSET" means any asset or property, whether real, personal or other, tangible or intangible.

            "ASSET ACQUISITION" means (a) an Investment by the Issuer or any of its Restricted Subsidiaries in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or (b) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

            "ASSET SALE" means: (1) the sale, lease, conveyance or other disposition of any assets or rights of the Issuer or any Restricted Subsidiary; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by Section 4.09 and/or Section 5.01 and not by Section 4.13; and (2) the issuance or sale of Equity Interests in or by any of the Issuer's Restricted

Subsidiaries (other than director's qualifying shares or shares required by applicable law to be held by Persons other than the Issuer or a Restricted Subsidiary).

            Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

            (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million;

            (2) a transfer of assets between or among the Issuer and its Restricted Subsidiaries;

            (3) an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary;

            (4) the sale, lease, sublease, license, sublicense or consignment of equipment, inventory or other assets in the ordinary course of business;

            (5) the sale or other disposition of cash or Cash Equivalents;

            (6) a Restricted Payment or Permitted Investment that is permitted under Section 4.11;

            (7) the licensing of intellectual property to third Persons on customary terms as determined by the Board of Directors in good faith;

            (8) any sale of accounts receivable, or participations therein, in connection with any Qualified Receivables Transaction;

            (9) any sale or disposition of any property or equipment that has become damaged, worn-out, obsolete, condemned, given over in lieu of deed or otherwise unsuitable or not required for the ordinary course of the business of the Issuer and its Restricted Subsidiaries;

            (10) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

            (11) any foreclosures of assets; and

            (12) any disposition of an account receivable in connection with the collection or compromise thereof.

            "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

            "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" shall have a corresponding meaning.

            "BOARD OF DIRECTORS" means: (1) with respect to a corporation, the board of directors of the corporation or a committee thereof authorized to exercise the power of the board of directors of such corporation; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

            "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "BORROWING BASE" means, as of any date, an amount equal to:

            (1) 85% of the face amount of all accounts receivable owned by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

            (2) 65% of the book value of all inventory owned by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date;

all calculated on a consolidated basis and in accordance with GAAP.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York or St. Paul, Minnesota are required or authorized by law or other governmental action to be closed.

            "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

            "CAPITAL STOCK" means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "CASH EQUIVALENTS" means: (1) United States dollars or, in the case of any Foreign Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States, Canada or any member nation of the European Union having maturities of not more than 360 days from the date of acquisition; (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million; (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; (5) commercial paper having the rating of P-1 or better from Moody's or A-1 or better from S&P and in each case maturing within twelve months after the date of acquisition; (6) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories from either Moody's or S&P with maturities of twelve months or less from the date of acquisition; (7) instruments equivalent to those referred to in clauses (1) to (6) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and (8) Investments in funds which invest substantially all of their assets in Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

            "CHANGE OF CONTROL" means the occurrence of any of the following:
(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or Related Parties of the Principals; (2) the adoption of a plan relating to the liquidation or dissolution of the Issuer; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Issuer or the direct parent company of the Issuer, as the case may be; (4) the first day on which a majority of the members of the Board of Directors of the direct parent company of the Issuer or the Issuer are not Continuing Directors; or (5) the direct parent company of the Issuer or the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the direct parent company of the Issuer or the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the direct parent company of the Issuer, the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the direct parent company of the Issuer or the Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the surviving or transferee person.

            "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect on the Issue Date and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

            "COMMISSION" means the Securities and Exchange Commission.

            "CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period and, without duplication, plus: (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether or not paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus (3) depreciation, amortization (including amortization of the step-up in inventory valuation arising from purchase accounting and other intangibles) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus (4) any management fees paid by the Issuer or any Restricted Subsidiary to Kelso & Company L.P. or Thomas H. Lee Partners, L.P., as the case may be, or their respective Affiliates, in such period pursuant to management agreements entered into in connection with the Transactions pursuant to the Stock Purchase Agreement, to the extent that any such management fees were deducted in computing such Consolidated Net Income; provided that the maximum aggregate amount of such management fees in any 12-month period payable to Thomas H. Lee Partners, L.P. or its Affiliates shall not exceed the amount described in the Offering Memorandum or in any document (or portion thereof) incorporated by reference into the Offering Memorandum; plus (5) any reasonable expenses, fees or charges related to the Transactions or any acquisition or Investment, in each case to the extent that any such expenses, fees or charges were deducted in computing such Consolidated Net Income; plus (6) other non-recurring cash charges not to exceed in the aggregate $3.0 million in any fiscal year; minus (7) non-cash items increasing such Consolidated Net Income for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period.

            Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Issuer shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders unless (x) such restriction with respect to the payment of dividends or similar distributions has been legally waived or (y) such restriction is permitted by Section 4.15.

            "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

            (1) the Net Income of any Person that is not a Restricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided that, to the extent not previously included, Consolidated Net Income shall be increased by the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

            (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions (x) has been legally waived or (y) is permitted by Section 4.15; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof (subject to provisions of this clause (2)) during such period, to the extent not previously included therein;

            (3) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

            (4) the cumulative effect of a change in accounting principles shall be excluded;

            (5) non-cash charges relating to employee benefit or other management compensation plans of any Parent (to the extent such non-cash charges relate to plans of any Parent for the benefit of members of the Board of Directors of the Issuer or any Restricted Subsidiary (in their capacity as such) or employees of the Issuer or any Restricted Subsidiary), the Issuer or any of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of any

      Parent (to the extent such non-cash charges relate to plans of the Issuer or any Restricted Subsidiary for the benefit of members of the Board of Directors of the Issuer or any Restricted Subsidiary (in their capacity as such) or employees of the Issuer or any Restricted Subsidiary), the Issuer or any of its Restricted Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) in each case, to the extent that such non-cash charges are deducted in computing such Consolidated Net Income shall be excluded;

            (6) any non-cash goodwill or other impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 or Statement of Financial Accounting Standards No. 144, and non-cash charges relating to the amortization of intangibles resulting from the application of Statement of Financial Accounting Standards No. 141, shall be excluded;

            (7) any increase in cost of sales as a result of the step-up in inventory valuation arising from applying the purchase method of accounting in accordance with GAAP in connection with the Transactions or any acquisition consummated after the Issue Date, net of taxes, shall be excluded;

            (8) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of Statement of Financial Accounting Standards No. 52 shall be excluded; and

            (9) all restructuring charges, including severance, relocation and transition costs, shall be excluded.

            "CONSOLIDATED TANGIBLE ASSETS" means, with respect to any Person, the consolidated total assets of such Person and its Restricted Subsidiaries determined in accordance with GAAP, less all goodwill, trade names, trademarks, patents and other similar intangibles properly classified as intangibles in accordance with GAAP, all as shown on the most recent balance sheet for such Person.

            "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Issuer or any Parent, as the case may be, who: (1) was a member of such Board of Directors on the Issue Date; (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or (3) was designated or appointed by the Principals and the Related Parties of the Principals.

            "CORPORATE TRUST OFFICE" means the corporate trust office of the Trustee located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110,
Attention: Corporate Trust Services, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business and this Indenture shall be administered.

            "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of August 27, 2004, by and among Nortek, UBS AG Stamford Branch, as U.S. Administrative Agent and

Canadian Administrative Agent, and the other Lenders named therein providing for up to $700.0 million in term loan borrowings and $100.0 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of Nortek as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement, including any agreement governing Credit Facilities incurred pursuant to clause (1) or (15) of Section 4.10(b), and whether by the same or any other agent, lender or group of lenders.

            "CREDIT FACILITIES" means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time.

            "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

            "DEPOSITARY" shall mean The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

            "DESIGNATED NONCASH CONSIDERATION" means the fair market value of noncash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

            "DESIGNATED OFFERING" means an Equity Offering or an IDS Offering.

            "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or such Subsidiary in order to satisfy applicable statutory or regulatory obligations; and provided further that any Capital Stock that would constitute

Disqualified Stock solely because the holders thereof have the right to require the Issuer or any of its Restricted Subsidiaries to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provided that the Issuer or any such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.11.

            "DOMESTIC SUBSIDIARY" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.

            "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "EQUITY OFFERING" means an offering (including in a private placement) of the Equity Interests (other than Disqualified Stock) of the Issuer or any Parent, other than public offerings with respect to the Equity Interests registered on Form S-8.

            "EQUITY SPONSOR" means Thomas H. Lee Partners, L.P., a Delaware limited partnership.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "EXCHANGE NOTES" means the 10 3/4% Senior Discount Notes due 2014 to be issued pursuant to this Indenture in connection with (i) a registration pursuant to the Registration Rights Agreement or (ii) the issuance of Additional Notes issued in accordance with Section 2.01 or any registration of such Additional Notes pursuant to a registration rights agreement.

            "EXCLUDED CONTRIBUTIONS" means the net cash proceeds received by the Issuer after August 27, 2004 from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of the Issuer, in each case designated within 60 days of the receipt of such net cash proceeds as Excluded Contributions pursuant to an Officers' Certificate, the cash proceeds of which are excluded from the calculation set forth in Section 4.11(a)(3).

            "EXISTING INDEBTEDNESS" means Indebtedness outstanding on the Issue Date, other than under the Credit Agreement and this Indenture.

            "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge

Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

            In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

            (1) the Transactions, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any Restricted Subsidiary of the Issuer during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis including Pro Forma Cost Savings assuming that the Transactions and all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Issuer or was merged with or into the Issuer or any Restricted Subsidiary of the Issuer since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period; and

            (2) in calculating Fixed Charges attributable to interest on any Indebtedness computed on a pro forma basis, (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Calculation Date; (b) if interest on any Indebtedness actually incurred on the Calculation Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Calculation Date will be deemed to have been in effect during the four-quarter period; and (c) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps, caps or collars, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreement.

            "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication of: (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments (other than the amortization of discount or imputed interest arising as a result of purchase accounting), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus (4) all dividends and distributions, whether paid or accrued and whether or not in cash, on any series of preferred stock or Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer; minus (5) the amortization or expensing of financing fees incurred by the Issuer and its Restricted Subsidiaries in connection with the Transactions and recognized in the applicable period; minus (6) interest income actually received by the Issuer or any Restricted Subsidiary in cash for such period.

            "FOREIGN RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the Issuer organized in any jurisdiction outside the United States.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on August 27, 2004.

            "GOVERNMENT SECURITIES" means direct obligations of, or obligations Guaranteed by, the United States of America for the payment of which obligations or guaranty the full faith and credit of the United States is pledged.

            "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, and the term "GUARANTEED" shall have a correlative meaning.

            "GUARANTORS" means each Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with Section 4.16.

            "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

            (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;

            (2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and

            (3) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

            "HOLDER" means the registered holder of any Note.

            "HOLDINGS DEFERRED COMPENSATION PLAN" means the Nortek Holdings, Inc. Deferred Compensation Plan, effective as of August 27, 2004, and any replacement plan adopted by the Issuer or any of its Subsidiaries, which provides for the right to receive payments to be made to participants thereunder in amounts determined in relation to amounts distributed to direct or indirect equity holders of the Issuer.

            "IDS OFFERING" means a bona fide offering in the United States or Canada of units consisting of common stock and notes of the Issuer or any Parent; provided, that the net cash proceeds of such offering that are used to redeem Notes pursuant to Section 3.04(a) shall only consist of the net cash proceeds attributable to the proceeds of the common stock issued in such offering.

            "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

            (1) borrowed money;

            (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

            (3) banker's acceptances;

            (4) representing Capital Lease Obligations;

            (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

            (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any obligations constituting Indebtedness.

            The amount of any Indebtedness outstanding as of any date shall be:

            (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

            (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness; and

            (3) with respect to Indebtedness of another Person secured by a Lien on the assets of the Issuer or any of its Restricted Subsidiaries, the lesser of the fair market value of the property secured or the amount of the secured Indebtedness.

            "INDENTURE" means this Indenture, as amended, restated or supplemented from time to time in accordance with the terms hereof.

            "INITIAL PURCHASERS" means Credit Suisse First Boston LLC, Banc of America Securities LLC and UBS Securities LLC.

            "INTEREST" means, with respect to the Notes, interest and any Additional Interest on the Notes. For the avoidance of doubt, any requirement to pay "interest" with respect to the Notes shall be without duplication of any amount reflected as an increase in the Accreted Value of any Note.

            "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Notes.

            "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees made consistent with past practices), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer shall be deemed to have made a Restricted Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.11(c). The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.11(c).

            For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.11, (i) Investments shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time such

Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Issuer's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

            "ISSUE DATE" shall mean February 15, 2005, the original issue date of the Notes.

            "ISSUER" means the party named as the "Issuer" in the first paragraph of this Indenture.

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease (other than an operating lease), any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

            "MATURITY DATE" means March 1, 2014.

            "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

            "NET INCOME" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale (without reference to the $5.0 million limitation); or (b) the disposition of any other assets by such Person or any of its Restricted Subsidiaries (other than in the ordinary course of business) or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; (2) any extraordinary or nonrecurring gains, losses or charges, together with any related provision for taxes on such gain, loss or charge; and (3) any gains, losses, or charges of the Issuer and its Subsidiaries incurred in connection with the Transactions, including severance, bonus, change of control payments and other compensation charges arising therefrom, together with any related provision for taxes on such gain, loss, or charge.

            "NET PROCEEDS" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or disposition of such noncash consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of

Indebtedness (other than revolving credit Indebtedness, unless there is a required reduction in commitments) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any (1) reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (2) any reserve or payment with respect to any liabilities associated with such asset or assets and retained by the Issuer after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

            "NON-RECOURSE DEBT" means Indebtedness:

            (1) as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise; and

            (2) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

            "NON-U.S. PERSON" has the meaning assigned to such term in Regulation S.

            "NORTEK" means Nortek, Inc., a Delaware corporation, and its successors and assigns.

            "NOTE GUARANTEE" shall mean the Guarantee by each Guarantor of the Issuer's payment obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

            "NOTES" means the 10-3/4% Senior Discount Notes due March 1, 2014 issued by the Issuer, including, without limitation, the Exchange Notes and the Additional Notes, if any, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, costs, expenses and other liabilities payable under the documentation governing any Indebtedness.

            "OFFERING MEMORANDUM" means the confidential offering circular of the Issuer dated February 10, 2005 relating to the Notes.

            "OFFICER" means the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

            "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by the Chief Executive Officer or President and by the Treasurer, Chief Financial Officer or Chief Accounting Officer of such Person.

            "OLD NORTEK HOLDINGS" means Nortek Holdings, Inc., a Delaware corporation, as in existence prior to the consummation of the Transactions completed on August 27, 2004.

            "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

            "PARENT" means any direct or indirect parent company of the Issuer.

            "PERMITTED BUSINESS" means any business conducted or proposed to be conducted (as described in the Offering Memorandum or in any document (or portion of any document) incorporated by reference into the Offering Memorandum) by the Issuer and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related or ancillary thereto.

            "PERMITTED INVESTMENTS" means:

            (1) any Investment in the Issuer or in a Restricted Subsidiary of the Issuer;

            (2) any Investment in Cash Equivalents;

            (3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

                  (a) such Person becomes a Restricted Subsidiary of the Issuer;
            or

                  (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

            (4) any Investment made as a result of the receipt of noncash consideration from an Asset Sale or other sale of assets that was made pursuant to and in compliance with Section 4.13.

            (5) any Investment the payment for which consists of Equity Interests (other than Disqualified Stock) of the Issuer or any Parent (which Investment, in the case of any Parent, is contributed to the common equity capital of the Issuer; provided that any such contribution shall be excluded from Section 4.11(a)(3)(b));

            (6) Hedging Obligations;

            (7) any Investment to the extent such Investment, when taken together with all other Investments made pursuant to this clause (7) and outstanding on the date of such Investment, do not exceed the greater of
      (x) $50.0 million or (y) 5% of Consolidated Tangible Assets of the Issuer;

            (8) any Investment of the Issuer or any of its Restricted Subsidiaries existing on the Issue Date; and any extension, modification or renewal of any such Investment, but only to the extent not involving additional advances, contributions or other

      Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

            (9) loans to employees that are approved in good faith by a majority of the Board of Directors of the Issuer (or the Board of Directors of Nortek in the case of Nortek and its Restricted Subsidiaries) in an amount not to exceed $5.0 million outstanding at any time;

            (10) any Investment acquired by the Issuer or any of its Restricted
      Subsidiaries:

                  (a) in exchange for any other Investment or accounts
            receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of a Person, or

                  (b) as a result of a foreclosure by the Issuer or any of its
            Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

            (11) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

            (12) Investments in joint ventures engaged in a Permitted Business not in excess of the greater of (x) $25.0 million or (y) 2.5% of Consolidated Tangible Assets of the Issuer, in the aggregate outstanding at any one time;

            (13) Investments in Unrestricted Subsidiaries not in excess of the greater of (x) $25.0 million or (y) 2.5% of Consolidated Tangible Assets of the Issuer, in the aggregate outstanding at any one time;

            (14) Investments by the Issuer or a Restricted Subsidiary of the Issuer in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction; and

            (15) any Guarantee otherwise permitted under this Indenture.

            The amount of Investments outstanding at any time pursuant to clauses (7), (12) and (13) of this definition shall be reduced by an amount equal to the net reduction in Investments by the Issuer and its Restricted Subsidiaries, subsequent to the Issue Date, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of assets, in each case to the Issuer or any such Restricted Subsidiary from any such Investment, or from the net cash proceeds from the sale of any such Investment, or from a redesignation of an Unrestricted Subsidiary to a Restricted Subsidiary, not to exceed, in the case of any Investment, the amount of the Investment previously made by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

            "PERMITTED LIENS" means:

            (1) Liens on the assets of the Issuer securing Indebtedness and other obligations (including Guarantees) incurred pursuant to clause (1),
      (15) or (20) of Section 4.10(b);

            (2) Liens on the assets of a Restricted Subsidiary securing Indebtedness (other than a Guarantee of Indebtedness of the Issuer) and other obligations of such Restricted Subsidiary otherwise permitted under this Indenture;

            (3) Liens in favor of the Issuer or any Restricted Subsidiary of the Issuer;

            (4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Restricted Subsidiary;

            (5) Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Issuer or the Restricted Subsidiary;

            (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.10(b)(4) covering only the assets acquired with such Indebtedness;

            (7) Liens of the Issuer and its Restricted Subsidiaries existing on the Issue Date;

            (8) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer with respect to obligations that do not exceed $10.0 million at any one time outstanding;

            (9) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

            (10) Liens upon specific items of inventory, or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (11) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith;

            (12) Liens to secure Indebtedness of any Foreign Restricted Subsidiary permitted by Section 4.10(b)(16) covering only the assets of such Foreign Restricted Subsidiary;

            (13) Liens on assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction;

            (14) Liens for taxes, assessments, governmental charges or claims that are not yet due or are being contested in good faith by appropriate legal proceedings; provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

            (15) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings; provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

            (16) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Issuer or any of its Subsidiaries, taken as a whole;

            (17) leases or subleases or licenses granted to others in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, taken as a whole;

            (18) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or any of its Restricted Subsidiaries relating to such property or assets;

            (19) any interest or title of a lessor in the property subject to any Capital Lease Obligation;

            (20) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

            (21) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time (A) such Person becomes a Restricted Subsidiary of the Issuer or (B) such Person or such property is acquired by the Issuer or any Restricted Subsidiary;

            (22) Liens arising from the rendering of a final judgment or order against the Issuer or any Restricted Subsidiary that does not give rise to an Event of Default;

            (23) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

            (24) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (25) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business or otherwise permitted under the terms of the Credit Facilities, in each case securing Indebtedness under commodity agreements, interest rate agreements and currency agreements;

            (26) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

            (27) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; and

            (28) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes.

            "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

            (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium and other amounts necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith);

            (2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

            (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

            (4) such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

            "PRINCIPALS" means the Equity Sponsor and its Affiliates.

            "PRIVATE PLACEMENT LEGEND" means the legends initially set forth on the Notes in the form set forth in Exhibit B.

            "PRO FORMA COST SAVINGS" means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an Asset Acquisition that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of August 27, 2004,
(ii) were actually implemented by the business that was the subject of any such Asset Acquisition within six months after the date of the Asset Acquisition and prior to the Calculation Date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such Asset Acquisition and that the Issuer reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the Asset Acquisition and, in the case of each of (i), (ii) and (iii) of this definition, are described, as provided below, in an Officers' Certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be accompanied by a certificate delivered to the Trustee from the Issuer's Chief Financial Officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.

            "PUBLIC EQUITY OFFERING" means an offer and sale for cash of common stock (other than Disqualified Stock) of the Issuer or any Parent pursuant to a registration statement that has been declared effective, by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Issuer).

            "PURCHASE MONEY NOTE" means a promissory note evidencing a line of credit, or evidencing other Indebtedness, owed to the Issuer or any Restricted Subsidiary of the Issuer in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

            "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

            "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by the Issuer or by any Restricted Subsidiary of the Issuer pursuant to which the Issuer or any Restricted Subsidiary of the Issuer may sell, convey or otherwise transfer to a Receivables Subsidiary, any accounts receivable (whether now existing or arising in the future) of the Issuer or any Restricted Subsidiary of the Issuer and any asset related thereto, including, without limitation, all collateral securing such accounts receivable, and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization transaction involving accounts receivable.

            "RECEIVABLES SUBSIDIARY" means a Subsidiary of the Issuer (other than a Guarantor) that engages in no activities other than in connection with the financing of accounts receivables and that is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is Guaranteed by the Issuer or any other Restricted Subsidiary of the Issuer (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Restricted Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Issuer or any other Restricted Subsidiary of the Issuer, directly or indirectly, contingently or otherwise to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Issuer nor any other Restricted Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Issuer or such other Restricted Subsidiary of the Issuer than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Issuer nor any other Restricted Subsidiary of the Issuer has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve a certain level of operating results. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers' Certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

            "RECORD DATE" means the applicable Record Date specified in the Notes; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately succeeding such specified day that is a Business Day.

            "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

            "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

            "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement dated as of the Issue Date between the Issuer and the Initial Purchasers.

            "REGULATION S" means Regulation S under the Securities Act.

            "REPLACEMENT ASSETS" means (1) noncurrent tangible assets that will be used or useful in a Permitted Business or (2) all or substantially all of the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

            "REPRESENTATIVE" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for any issue of Senior Debt.

            "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

            "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

            "RESTRICTED SECURITY" means a Note that constitutes a "Restricted Security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

            "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

            "RULE 144A" means Rule 144A under the Securities Act.

            "S&P" means Standard & Poor's Ratings Services or any successor to the rating agency business thereof.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on August 27, 2004.

            "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary of the Issuer that are reasonably customary in an accounts receivable transaction.

            "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement, dated as of July 15, 2004, by and among Kelso Investment Associates VI, L.P., the other sellers named therein, THL Buildco Holdings, Inc. and THL Buildco, Inc.

            "SUBSIDIARY" means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

            "TRANSACTIONS" means (1) the purchase by THL Buildco, Inc. of all the outstanding Capital Stock of Old Nortek Holdings pursuant to the Stock Purchase Agreement, (2) the merger of THL Buildco, Inc. with and into Old Nortek Holdings with Old Nortek Holdings continuing as the surviving corporation, and the subsequent merger of Old Nortek Holdings with and into Nortek, with Nortek continuing as the surviving corporation, (3) the tender offers to purchase for cash all of Old Nortek Holdings' outstanding 10% senior discount notes due 2011, Nortek's outstanding senior floating rate notes due 2010 and Nortek's outstanding 9-7/8% senior subordinated notes due 2011, (4) the repurchase or rollover of management stock options and severance, transaction bonuses and change of control payments to management, and all related transactions in connection with the foregoing and (5) other than for purposes of clause (15) of
Section 4.11(b), the offering and sale of the Notes and the use of proceeds thereof as described in the Offering Memorandum.

            "TRUSTEE" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

            "UNRESTRICTED SECURITIES" means one or more Notes that do not and are not required to bear the legends in the form set forth in Exhibit B or Exhibit C, including, without limitation, the Exchange Notes.

            "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Issuer that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

            (1) has no Indebtedness other than Non-Recourse Debt;

            (2) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

            (3) is not a guarantor or does not otherwise directly or indirectly provide credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries at the time of such designation unless such Guarantee or credit support is released upon such designation.

            Any designation of a Restricted Subsidiary of the Issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.11. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.10, the Issuer shall be in default.

            "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

            "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

            (2) the then outstanding principal amount of such Indebtedness.

SECTION 1.02. Other Definitions.

           Term                                                                 Defined in Section
--------------------------------                                                ------------------
"ADDITIONAL NOTES"                                                                      2.01

"AFFILIATE TRANSACTION"                                                                 4.14

"AGENT MEMBERS"                                                                         2.16

"ASSET SALE OFFER"                                                                      4.13

              Term                                                                Defined in Section
              ----                                                                ------------------
"CHANGE OF CONTROL OFFER"                                                               4.09

"CHANGE OF CONTROL PAYMENT"                                                             4.09

"CHANGE OF CONTROL PAYMENT DATE"                                                        4.09

"COVENANT DEFEASANCE"                                                                   8.02

"EVENT OF DEFAULT"                                                                      6.01

"EXCESS PROCEEDS"                                                                       4.13

"EXCESS PROCEEDS PAYMENT"                                                               4.13

"EXCESS PROCEEDS PAYMENT DATE"                                                          4.13

"GLOBAL NOTE"                                                                           2.16

"INCUR"                                                                                 4.10

"INDEPENDENT FINANCIAL ADVISOR"                                                         4.11

"LEGAL DEFEASANCE"                                                                      8.02

"OTHER NOTES"                                                                           2.02

"PAYMENT DEFAULT"                                                                       6.01

"PAYING AGENT"                                                                          2.04

"PERMITTED DEBT"                                                                        4.10

"PHYSICAL NOTES"                                                                        2.02

"REGISTRAR"                                                                             2.04

"REGULATION S GLOBAL NOTE"                                                              2.16

"REGULATION S NOTES"                                                                    2.02

"RESTRICTED GLOBAL NOTES"                                                               2.16

"RESTRICTED PAYMENTS"                                                                   4.11

"RESTRICTED PERIOD"                                                                     2.16

"RULE 144A NOTES"                                                                       2.02

SECTION 1.03. Incorporation by Reference of TIA.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "INDENTURE SECURITIES" means the Notes.

            "INDENTURE SECURITY HOLDER" means a Holder.

            "INDENTURE TO BE QUALIFIED" means this Indenture.

            "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

            "OBLIGOR" on the indenture securities means the Issuer or any other obligor on the Notes.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04. Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) references to the payment of "principal" of a Note shall mean the payment of Accreted Value prior to September 1, 2009 to the extent applicable and, for the avoidance of doubt, references to payments of "Accreted Value" of any Note at any date on or after September 1, 2009 shall refer to the principal amount at maturity of such Note;

            (4) "or" is not exclusive;

            (5) words in the singular include the plural, and words in the plural include the singular;

            (6) words used herein implying any gender shall apply to both genders;

            (7) provisions apply to successive events and transactions;

            (8) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (9) the words "including," "includes" and similar words shall be deemed to be followed by "without limitation."

                                   ARTICLE II

                                    THE NOTES

SECTION 2.01. Amount of Notes.

            The Trustee shall initially authenticate (a) Notes for original issue on the Issue Date in an aggregate principal amount at maturity of $403,000,000 (issued for an aggregate issuance price of $250,408,080) upon a written order of the Issuer in the form of an Officers' Certificate of the Issuer; and (b) Unrestricted Securities from time to time only in exchange for a like principal amount at maturity of the Notes in each case upon a written order of the Issuer in the form of an Officers' Certificate. The Trustee shall authenticate Notes thereafter in unlimited amount at maturity (so long as permitted by the terms of this Indenture, including, without limitation, Section 4.10) (any such Notes, the "ADDITIONAL NOTES") for original issue upon a written order of the Issuer in the form of an Officers' Certificate in aggregate principal amount at maturity as specified in such order. Each such written order shall specify the principal amount at maturity of the Notes to be authenticated and the date on which the Notes are to be authenticated.

SECTION 2.02. Form and Dating.

            The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("RULE 144A NOTES") shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S ("REGULATION S NOTES") shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S ("OTHER NOTES") may be represented by a Restricted Global Note or, if such an investor may not hold an interest in the Restricted Global Note, a Physical Note, in each case, bearing the Private Placement Legend. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication.

            The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

            The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

            Notes issued in exchange for interests in a Global Note pursuant to
Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "PHYSICAL NOTES").

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

SECTION 2.03. Execution and Authentication.

            One Officer, who shall have been duly authorized by all requisite corporate actions, shall sign the Notes for the Issuer by manual or facsimile signature.

            If the Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

            The Notes shall be issuable only in registered form without coupons in denominations of $1,000 principal amount at maturity and any integral multiple of $1,000 at maturity.

SECTION 2.04. Registrar and Paying Agent.

            The Issuer shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("REGISTRAR"), (b) Notes may be presented or surrendered for payment ("PAYING AGENT") and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuer may act as its own Registrar or Paying Agent, except that for the purposes of Articles Three and Eight and Sections 4.09 and 4.13, neither the Issuer nor any Affiliate of the Issuer shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Issuer initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned and a successor has been appointed. The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee.

            The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.05. Paying Agent To Hold Assets in Trust.

            The Issuer shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of, Accreted Value or principal amount at maturity, as applicable, of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to promptly distribute all assets held by it to the Trustee and account for any assets disbursed, and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to promptly distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.06. Holder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.07. Transfer and Exchange.

            Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount at maturity of the Notes of other authorized denominations, the Registrar shall promptly register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

            The Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Note being redeemed in part, (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date and (iv) during a Change of Control Offer or an Asset Sale Offer if such
Note is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

            Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.08. Replacement Notes.

            If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Issuer, if any, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer's reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer.

SECTION 2.09. Outstanding Notes.

            The Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note (subject to the provisions of Section 2.10).

            If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.08.

            If the Accreted Value or principal amount at maturity, as applicable, of any Note is considered paid under Section 4.01, such Note ceases to be outstanding and interest ceases to accrue and Accreted Value ceases to increase thereon. If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds U.S. Legal

Tender or Government Securities sufficient to pay all of the Accreted Value of, premium, if any, and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest ceases to accrue and Accreted Value ceases to increase thereon.

SECTION 2.10. Treasury Notes.

            In determining whether the Holders of the required principal amount at maturity of the Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its Subsidiaries shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

            The Issuer is not prohibited from acquiring Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

SECTION 2.11. Temporary Notes.

            Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.12. Cancellation.

            The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a Subsidiary), and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.08, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

SECTION 2.13. Defaulted Interest.

            If the Issuer defaults in a payment of interest on the Notes, it shall, unless the Trustee fixes another Record Date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special

Record Date, which special Record Date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special Record Date, the Issuer shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special Record Date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14. CUSIP Number.

            The Issuer in issuing the Notes may use a "CUSIP" number (and corresponding "ISIN" number), and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.15. Deposit of Moneys.

            Prior to 10:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Excess Proceeds Payment Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Excess Proceeds Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Excess Proceeds Payment Date, as the case may be. The Accreted Value of, premium and interest on Global Notes shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal amount at maturity of and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16. Book-Entry Provisions for Global Notes.

            (a) Rule 144A Notes and Other Notes shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "RESTRICTED GLOBAL NOTE"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "REGULATION S GLOBAL NOTE," and, together with the Restricted Global Note and any other global notes representing Notes, the "GLOBAL NOTES"). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, in each case for credit to an account of an Agent Member,
(ii) be delivered to the

Trustee as custodian for such Depositary and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

            Members of, or direct or indirect participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of Beneficial Owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) requested by a Holder of such interests following the occurrence and during the continuance of an Event of Default or (ii) the Depositary notifies the Issuer that (1) it is unwilling or unable to continue as depository for such Global Note or (2) the Depositary has ceased to be a clearing agency registered under the Exchange Act and, in each case, the Issuer fails to appoint a successor depositary within 90 days. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to Beneficial Owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount at maturity of the Global Note in an amount equal to the principal amount at maturity of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Physical Notes of like tenor and amount at maturity.

            (d) In connection with the transfer of Global Notes as an entirety to Beneficial Owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each Beneficial Owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount at maturity of Physical Notes of authorized denominations.

            (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or
(d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of
Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Issuer determines otherwise in compliance with applicable law.

            (f) On or prior to the end of the "distribution compliance period" (as defined in Regulation S, the "RESTRICTED PERIOD"), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i) (a) to a Person that the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

            (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Regulation S or Rule 144 (if available).

            (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

            (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17. Special Transfer Provisions.

            (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

            (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the date of original issuance thereof or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers' Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that, in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and;

            (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, whereupon the Registrar shall reflect on its books and records (a) the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount at maturity of a Global Note in an amount equal to the principal amount at maturity of the beneficial interest in a Global Note to be transferred, and (b) the date and an increase in the principal amount at maturity of a Global Note in an amount equal to the principal amount at maturity of the beneficial interest in the Global Note transferred or the Issuer shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount at maturity.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

            (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or to a transferee who has advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Global Note in an amount equal to the principal amount at maturity of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

            (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(y) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers'

Certificate from the Issuer to such effect or such Note has been exchanged in the exchange offer under the Registration Rights Agreement.

            (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

            The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section
2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

            The Trustee shall have no responsibility or obligation to any Beneficial Owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, Beneficial Owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of Beneficial Owners in any Global Note shall be exercised only through the Depositary subject to the applicable procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any Beneficial Owners.

            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or Beneficial Owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.18. Computation of Interest.

            Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                                  ARTICLE III

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.

            If the Issuer elects to redeem Notes pursuant to Section 5 of the Notes or is required to redeem Notes pursuant to Section 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount at maturity of Notes to be redeemed. Subject to Section 3.03, the Issuer shall give notice of redemption to the Paying Agent and Trustee at least 30 days plus five (5) Business Days(or such shorter period as to which the Trustee may agree in writing) but not more than 60 days before the Redemption Date, together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02. Selection of Notes To Be Redeemed.

            If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

            (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

            (2) if the Notes are not so listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

            No Notes of $1,000 principal amount at maturity or less shall be redeemed in part.

SECTION 3.03. Notice of Redemption.

            At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. At the Issuer's request, the Trustee shall forward the notice of redemption in the Issuer's name and at the Issuer's expense; provided that, in such case, the Trustee has received notice from the Issuer at least 30 days plus five (5) Business Days, but not more than 60 days, before a Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee). Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue and Accreted Value ceases to increase on Notes or portions of them called for redemption. Each notice of redemption shall identify the Notes (including the CUSIP number) to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (3) the name and address of the Paying Agent;

            (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

            (5) that, unless the Issuer defaults in making the redemption payment, interest on the Notes called for redemption ceases to accrue and Accreted Value ceases to increase on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

            (6) if any Note is to be redeemed in part only, the portion of the principal amount at maturity thereof to be redeemed and that a new Note in principal amount at maturity equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note;

            (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount at maturity of Notes to be redeemed and the aggregate principal amount at maturity of Notes to be outstanding after such partial redemption; and

            (8) the Section of the Notes pursuant to which the Notes are to be redeemed.

            The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Notices of redemption may not be conditional.

SECTION 3.04. RESERVED

SECTION 3.05. Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date, if any), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest ceases to accrue and Accreted Value ceases to increase on Notes or portions of them called for redemption.

SECTION 3.06. Deposit of Redemption Price.

            On or before 10:00 a.m. New York time on the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date.

            If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, interest ceases to accrue on Notes or portions of them called for redemption on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.07. Notes Redeemed in Part.

            If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount at maturity thereof to be redeemed. A new Note in principal amount at maturity equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note.

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.01. Payment of Notes.

            (a) The Issuer shall pay the principal of (and premium, if any) and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal of (and premium, if any) or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.

            (b) The Issuer shall pay interest on overdue principal (including, without limitation, post petition interest in a proceeding under any Bankruptcy
Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.

SECTION 4.02. Maintenance of Office or Agency.

            (a) The Issuer shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.04. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

            (b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            (c) The Issuer hereby initially designates U.S. Bank National Association, U.S. Bank Trust New York, 100 Wall Street, Suite 1600, New York, NY 10005 as one such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.03. Corporate Existence.

            Except as otherwise permitted by Article V, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents and the rights (charter and statutory) and material franchises of the Issuer.

SECTION 4.04. Payment of Taxes and Other Claims.

            The Issuer shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Restricted Subsidiaries or upon the income, profits or property of it or any of its Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate actions.

SECTION 4.05. Maintenance of Properties and Insurance.

            (a) The Issuer shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this
Section 4.05 shall prevent the Issuer or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the management of the Issuer or any such Restricted Subsidiary desirable in the conduct of the business of the Issuer or any such Restricted Subsidiary; provided, further, that nothing in this Section 4.05 shall prevent the Issuer or any of its Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.

            (b) The Issuer shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

SECTION 4.06. Compliance Certificate; Notice of Default.

            (a) The Issuer shall deliver to the Trustee, within 120 days after the close of each fiscal year commencing with the fiscal year ending December 31, 2005, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge, the Issuer during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end.

            (b) The Issuer shall deliver to the Trustee as soon as possible, and in any event within fifteen days after the Issuer becomes aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying the Default or Event of Default and describing its status with particularity and the action proposed to be taken thereto.

            (c) The Issuer's fiscal years currently end on December 31. The Issuer will provide written notice to the Trustee of any change in its fiscal year.

SECTION 4.07. RESERVED

SECTION 4.08. Waiver of Stay, Extension or Usury Laws.

            The Issuer covenants (to the extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09. Change of Control.

            (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 principal amount at maturity or an integral multiple thereof) of such Holder's Notes pursuant to an offer (the "CHANGE OF CONTROL OFFER") on the terms set forth in this Indenture. In the Change of Control Offer, the Issuer will offer a payment in cash equal to 101% of the aggregate Accreted Value of Notes repurchased plus accrued and unpaid interest, thereon, to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

            (b) Within 30 days following any Change of Control, the Issuer shall mail a notice to the Trustee and to each Holder stating:

            (i) that the Change of Control Offer is being made pursuant to this
      Section 4.09 and that all Notes tendered will be accepted for payment;

            (ii) the amount of the Change of Control Payment and the purchase date (the "CHANGE OF CONTROL PAYMENT DATE"), which may not be earlier than 30 days nor later than 60 days from the date such notice is mailed;

            (iii) that any Note not tendered will continue to accrue interest and increase in Accreted Value, if applicable;

            (iv) that, unless the Issuer defaults in the payment thereof, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest and increase in Accreted Value on and after the Change of Control Payment Date;

            (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to be purchased to the Paying Agent at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;

            (vi) that Holders will be entitled to withdraw Notes they have tendered on the terms and conditions set forth in such notice; and

            (vii) that Holders whose Notes are being purchased only in part will be issued new Notes (or book-entry notation made with respect thereto) equal in principal amount at maturity to the unpurchased portion of the Notes tendered; provided that the portion of each Note purchased and each such new Note issued (or book-entry notation, if applicable) shall be in a principal amount at maturity of $1,000 or an integral multiple thereof.

            (c) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

            (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer and not withdrawn;

            (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn; and

            (iii) deliver or cause to be delivered to the Trustee all Notes so accepted with an Officers' Certificate stating the Accreted Value of Notes or portions thereof being purchased by the Issuer.

            (d) The Paying Agent will promptly mail to each Holder of Notes so tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to such Holder a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof.

            (e) If the terms of the Credit Agreement prohibit the Issuer from making a Change of Control Offer or from purchasing the Notes pursuant thereto, prior to the mailing of the notice to Holders described in clause (b) above, but in any event within 90 days following any Change of Control, the Issuer will either:

            (i) repay in full all Indebtedness outstanding under the Credit Agreement or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted such offer; or

            (ii) obtain the requisite consent under the Credit Agreement to permit the purchase of the Notes as described above.

            The Issuer must first comply with this Section 4.09(e) before it will be required to purchase Notes in the event of a Change of Control.

            (f) Notwithstanding the foregoing, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to Section 3.01 unless and until there is a Default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Notes repurchased pursuant to a Change of Control Offer will be retired and cancelled.

            (g) The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Issuer will comply, and will cause any third party making a Change of Control Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes triggered by a Change of Control Offer. To the extent the provisions of any applicable securities laws or regulations conflict with Change of Control provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of complying with such laws and regulations.

SECTION 4.10. Incurrence of Indebtedness and Issuance of Preferred Stock.

            (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired
Debt), and the Issuer will not issue any Disqualified Stock and the

Issuer will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that (x) the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any of its Restricted Subsidiaries (other than Nortek and its Restricted Subsidiaries) may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred stock, if the Fixed Charge Coverage Ratio of the Issuer for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period, and (y) Nortek and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred stock, if the Fixed Charge Coverage Ratio of Nortek for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least
2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

            (b) Section 4.10(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

            (1) (a) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and the Restricted Subsidiaries thereunder) not to exceed $1.0 billion and
      (b) the incurrence by the Issuer or any Restricted Subsidiary of additional Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and the Restricted Subsidiaries thereunder) not to exceed the amount, if any, by which (x) the amount of the Borrowing Base as of the date of such incurrence exceeds (y) the aggregate amount of Indebtedness permitted to be incurred pursuant to the immediately preceding clause (a) as of the date of such incurrence, less, in the case of clause (a), the aggregate amount of all Net Proceeds of Asset Sales, applied by the Issuer or any Restricted Subsidiary to repay any Indebtedness under Credit Facilities (and, in the case of any revolving credit Indebtedness under a Credit Facility, to effect a corresponding commitment reduction thereunder) pursuant to Section 4.13(b)(1) and, in the case of each of clauses (a) and (b), less amounts outstanding under any Qualified Receivables Transactions;

            (2) the incurrence by the Issuer or any Restricted Subsidiary of the Existing Indebtedness;

            (3) the incurrence by the Issuer of Indebtedness represented by the Notes to be issued on the Issue Date and the Exchange Notes to be issued pursuant to the Registration

      Rights Agreement; and any Exchange Notes issued by the Issuer in exchange for Additional Notes, if any, issued in compliance with this Indenture and pursuant to a registered exchange offer and any Note Guarantees in respect thereof;

            (4) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, or cost of construction or improvement, of property (real or personal), plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries (whether through the direct acquisition of such assets or the acquisition of Equity Interests of any Person owning such assets) in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed, at any time outstanding, the greater of (x) $30.0 million or (y) 3% of Consolidated Tangible Assets of the Issuer;

            (5) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is permitted by this Indenture to be incurred under Section 4.10(a) or clauses (2), (3),
      (4), (5), (15) or (16) of this Section 4.10(b);

            (6) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

            (7) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

            (8) the Guarantee by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this Section 4.10; provided that, in the case of a Guarantee of Indebtedness of the Issuer by any Restricted Subsidiary that is not a Guarantor, such Restricted Subsidiary complies with Section 4.16;

            (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.10; provided, in each such case, that the amount thereof is included in Fixed Charges of the Issuer as accrued (other than as expressly permitted to be excluded for any purpose by the terms of the Indenture);

            (10) the incurrence by the Issuer's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer that was not permitted by this clause (10);

            (11) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or self-insurance; provided, however, that, upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

            (12) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Issuer or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the Issuer or a Restricted Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that:

                  (a) such Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on that balance sheet for purposes of this clause (a)); and

                  (b) the maximum assumable liability in respect of that
            Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of those noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and/or that Restricted Subsidiary in connection with that disposition;

            (13) the issuance of Disqualified Stock or preferred stock by any of the Issuer's Restricted Subsidiaries issued to the Issuer or another Restricted Subsidiary; provided that (i) any subsequent issuance or transfer of any Equity Securities that results in such Disqualified Stock or preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such shares of

      Disqualified Stock or preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an issuance of such shares of Disqualified Stock or preferred stock that was not permitted by this clause (13);

            (14) the incurrence by the Issuer or any of its Restricted Subsidiaries of obligations in respect of performance and surety bonds and completion Guarantees provided by the Issuer or such Restricted Subsidiary in the ordinary course of business;

            (15) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (15), not to exceed $75.0 million;

            (16) the incurrence by the Foreign Restricted Subsidiaries of the Issuer of Indebtedness in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16), not to exceed $50.0 million;

            (17) the incurrence of any Indebtedness by a Receivables Subsidiary that is not recourse to the Issuer or any other Restricted Subsidiary of the Issuer (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction; provided, that, the aggregate amount of Indebtedness under this clause (17), when aggregated with all Indebtedness outstanding under clause (1), shall not exceed the maximum amount permitted under clause (1);

            (18) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

            (19) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness to effect the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Parent, in each case held by any former or current employees, officers, directors or consultants of the Issuer or any of its Restricted Subsidiaries or their respective estates, spouses, former spouses or family members under any management equity plan or stock option or other management or employee benefit plan upon the death, disability or termination of employment of such Persons in an aggregate amount at any one time outstanding not to exceed the maximum amount of such acquisitions pursuant to Section 4.11(b)(5);

            (20) the incurrence of Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit; and

            (21) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business.

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For purposes of determining compliance with this Section 4.10, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) above, or is entitled to be incurred pursuant to Section 4.10(a), the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, and from time to time may reclassify, in any manner that complies with this Section 4.10 at such time. Indebtedness under the Credit Agreement on the Issue Date shall be deemed to have been outstanding on such date pursuant to Section 4.10(b)(1).

SECTION 4.11. Limitation on Restricted Payments.

            (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (I) declare or pay any dividend or make any other payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries or any payment under the Holdings Deferred Compensation Plan to the extent such payment is funded with a dividend or distribution that would have constituted a "Restricted Payment" under the terms of the indenture governing Nortek's existing 8-1/2% Senior Subordinated Notes due 2014), other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or to the Issuer or a Restricted Subsidiary of the Issuer;

            (II) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any Parent;

            (III) make any payment of principal or premium on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes or the Note Guarantees prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment (other than (A) from the Issuer or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of such subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

            (IV) make any Restricted Investment (all such payments and other actions set forth in clause (I) through (IV) above being collectively referred to as "RESTRICTED PAYMENTS"),

      unless, at the time of and after giving effect to such Restricted Payment:

            (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

            (2) the Issuer or such Restricted Subsidiary, as the case may be, would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.10(a); provided, that for purposes of this clause (2) only, any of the Issuer's non-cash interest expense and amortization of original issue discount shall be excluded from the determination of the Fixed Charge Coverage Ratio of the Issuer to the extent not already excluded therefrom; and

            (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after August 27, 2004 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11),
      (13), (14), (15) and (16) of Section 4.11(b)), is less than the sum, without duplication, of:

                  (a) 50% of the Consolidated Net Income (excluding, for
            purposes of calculating Consolidated Net Income of the Issuer for this clause (3)(a) only, (A) any of the Issuer's non-cash interest expense and amortization of original issue discount to the extent not already excluded from the definition of Consolidated Net Income and (B) any other expenses actually incurred by the Issuer, including amortization of expenses associated with the offering of the Notes pursuant to the Offering Memorandum) for the period (taken as one accounting period) beginning on August 27, 2004 and ending on the date of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (provided, that, if the amount of Consolidated Net Income as so calculated divided by the number of full fiscal quarters in such period exceeds $5.25 million, then such amount shall equal (i) 50% of the product of $5.25 million multiplied by the number of full fiscal quarters in such period plus
            (ii) 75% of the amount in excess of the product of $5.25 million multiplied by the number of full fiscal quarters in such period) (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                  (b) 100% of the aggregate net proceeds (including the fair market value of property) received by the Issuer subsequent to August 27, 2004 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Excluded Contributions or net proceeds from the issue and sale of Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Issuer); plus

                  (c) in an amount equal to the net reduction in Investments by the Issuer and its Restricted Subsidiaries, subsequent to August 27, 2004, resulting from payments of interests on Indebtedness, dividends, repayments of loans or advances or other transfers of assets, in each case to the Issuer or any such

            Restricted Subsidiary from any such Investment, or from the net cash proceeds from the sale of any such Investment, or from a designation of an Unrestricted Subsidiary to a Restricted Subsidiary, but only if and to the extent such amounts are not included in the calculation of Consolidated Net Income (as calculated as set forth above) and not to exceed in the case of any Investment the amount of the Investment previously made by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; provided that 50% (or, if subclause (a)(ii) of this clause (3) is applicable to the period in which such amounts are received, 75%) of amounts in excess of the amount of the Investment previously made may be added to the amounts otherwise available under this clause (c) to make Restricted Investments pursuant to this clause (3).

            (b) Section 4.11(a) will not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

            (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Issuer or any Restricted Subsidiary or of any Equity Interests of the Issuer or any Parent in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer other than Disqualified Stock (and any distribution, loan or advance of such net cash proceeds to the Issuer or any Parent for such purpose) or out of contributions to the equity capital of the Issuer (other than Disqualified Stock); provided that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from Section 4.11(a)(3)(b);

            (3) the repayment, defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Issuer or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

            (4) the payment of any dividend by a Restricted Subsidiary of the Issuer to the holders of any series or class of its common Equity Interests on a pro rata basis;

            (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer and any distribution, loan or advance to any Parent for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any Parent, in each case held by any former or current employees, officers, directors or consultants of the Issuer or any of its Restricted Subsidiaries or their respective estates, spouses, former spouses or family members under any management equity plan or stock option or other management or employee benefit plan upon the death, disability or termination of employment of such Persons, in an amount not to exceed $7.5 million in any calendar year; provided that such amount in any calendar year may be increased by an amount not to exceed (i) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer (or any Parent to the extent such net cash proceeds are contributed to the common equity of the Issuer) to employees, officers, directors or consultants of the Issuer and its Restricted Subsidiaries that occurs after August 27, 2004 (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments pursuant to clause (2) above or previously applied to the payment of Restricted Payments pursuant to this clause (5) plus (ii) the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after August 27, 2004 less any amounts previously applied to the payment of Restricted Payments pursuant to this clause (5); provided, further, that cancellation of Indebtedness owing to the Issuer from employees, officers, directors and consultants of the Issuer or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 4.11 or any other provisions of this Indenture to the extent that the proceeds received from the sale of such Equity Interests were excluded from Section 4.11(a)(3)(b); provided, further, that the net cash proceeds from such sales of Equity Interests described in subclause (i) of this clause (5) shall be excluded from
      Section 4.11(a)(3)(b) to the extent such proceeds have been or are applied to the payment of Restricted Payments pursuant to this clause (5);

            (6) the payment of dividends or other distributions or the making of loans or advances to any Parent in amounts required for any Parent to pay franchise taxes and other fees required to maintain its existence and provide for all other operating costs of any Parent to the extent attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries, including, without limitation, in respect of director fees and expenses, administrative, legal and accounting services provided by third parties and other costs and expenses including all costs and expenses with respect to filings with the Commission plus any indemnification claims made by directors or officers of the Issuer, any Parent or any Restricted Subsidiary attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

            (7) the payment of dividends or other distributions by the Issuer to any Parent in amounts required to pay the tax obligations of any Parent attributable to the Issuer and its Subsidiaries determined as if the Issuer and its Subsidiaries had filed a separate consolidated, combined or unitary return for the relevant taxing jurisdiction; provided that any refunds received by any Parent attributable to the Issuer or any of its Subsidiaries shall promptly be returned by any Parent to the Issuer through a contribution to the common equity of, or the purchase of common stock (other than Disqualified Stock) of the Issuer from, the Issuer; and provided, further, that the amount of any such contribution or purchase shall be excluded from Section 4.11(a)(3)(b);

            (8) repurchases of Capital Stock deemed to occur upon the cashless exercise of stock options and warrants;

            (9) after the first anniversary of the Issue Date, other Restricted Payments not otherwise permitted pursuant to this Section 4.11 in an aggregate amount not to exceed $50.0 million;

            (10) the declaration and payment of dividends and distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with
      Section 4.10;

            (11) Investments that are made with Excluded Contributions;

            (12) following the first Public Equity Offering of the Issuer or any Parent after the Issue Date, the payment of dividends on the Issuer's common stock (and, in the case of a Public Equity Offering of any Parent, solely for the purpose of paying dividends on any Parent's common stock) in an amount not to exceed 6% per annum of the gross proceeds of such Public Equity Offering received by or contributed to the common equity capital of, the Issuer (other than any such gross proceeds constituting Excluded Contributions);

            (13) upon the occurrence of a Change of Control or Asset Sale and within 60 days after completion of the offer to repurchase Notes pursuant to Section 4.09 and Section 4.13 (including the purchase of all Notes tendered), any purchase or redemption of Indebtedness of the Issuer subordinated to the Notes that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control or Asset Sale, at a purchase price not greater than 101% of the aggregate principal amount or accreted value, as applicable, thereof (plus accrued and unpaid interest);

            (14) the payment of dividends or other distributions by the Issuer to any Parent in amounts required for any Parent to pay any expenses incurred in connection with unconsummated offerings of debt securities or Equity Interests of any Parent;

            (15) the payment of dividends or other distributions by the Issuer to any Parent in an amount equal to any reduction in taxes realized by the Issuer and its Restricted Subsidiaries in the form of refunds or deductions realized in connection with or otherwise resulting from the Transactions; and

            (16) Restricted Payments made with the net proceeds received by the Issuer from the sale of the Notes on the Issue Date;

provided, however, that in the case of clauses (2), (3), (5), (9), (10), (12),
(13), (14), and (15) of this Section 4.11, no Default or Event of Default has occurred and is continuing;

            (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this
Section 4.11 shall, if the fair market value thereof exceeds $10.0 million, be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing (an "INDEPENDENT FINANCIAL ADVISOR") if the fair market value exceeds $25.0 million. If any fairness opinion or appraisal is required by this Indenture in connection with any Restricted Payments,

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the Issuer shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.11 were computed, together with a copy of such fairness opinion or appraisal.

SECTION 4.12. Limitation on Liens.

            The Issuer shall not create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness of the Issuer (other than Permitted Liens) upon any property or assets of the Issuer or any of its Related Subsidiaries, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

SECTION 4.13. Asset Sales.

            (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

      (1) the Issuer (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

      (2) in the case of Asset Sales involving consideration in excess of $10.0 million, such fair market value is determined by the Issuer's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

      (3) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this Section 4.13(a)(3), each of the following shall be deemed to be cash:

                  (A) any liabilities (as shown on the Issuer's or such
            Restricted Subsidiary's most recent balance sheet) of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets and, in the case of liabilities other than Non-Recourse Debt, where the Issuer and all Restricted Subsidiaries are released from any further liability in connection therewith;

                  (B) any securities, notes or other obligations received by the
            Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days thereafter (to the extent of the cash received in that conversion); and

                  (C) any Designated Noncash Consideration received by the
            Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the Issuer), taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $50.0 million or (y) 5.0% of Consolidated Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value).

            For purposes of this Section 4.13(a)(3) above, any liabilities of the Issuer or any Restricted Subsidiary that are not assumed by the transferee of such assets in respect of which the Issuer and all Restricted Subsidiaries are not released from any future liabilities in connection therewith shall not be considered consideration.

            (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply such Net Proceeds at its option:

            (1) to repay Indebtedness under the Credit Agreement, other secured Indebtedness of the Issuer or Indebtedness of any Restricted Subsidiary (other than Indebtedness which is by its terms subordinated to any Note Guarantee) and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; provided, that if an offer to purchase, redeem or otherwise repay any Indebtedness of any Restricted Subsidiary is made in accordance with the terms of such Indebtedness, the obligation to reduce Indebtedness of such Restricted Subsidiary will be deemed to be satisfied to the extent of the amount of the offer, whether or not accepted by the holders thereof, and the amount of Net Proceeds will be reduced to the extent of the amount of the offer;

            (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Person engaged in a Permitted Business;

            (3) to acquire other assets, including investments in property, or to make capital expenditures, that, in either case, are used or useful in a Permitted Business; or

            (4) any combination of the foregoing;

provided that the Issuer shall be deemed to have applied Net Proceeds in accordance with this paragraph within such 365-day period if, within such 365-day period, it has entered into a binding commitment or agreement to invest such Net Proceeds and continues to use all reasonable efforts to so apply such Net Proceeds as soon as practicable thereafter but in any event within 180 days after the end of such 365-day period; provided, further, that upon the earlier of (x) any abandonment or termination of such commitment or agreement or (y) the end of such 180-day period, the Net Proceeds not applied will constitute Excess Proceeds (as defined below).

            Pending the final application of any such Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

            (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.13(b) will constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuer will make an offer (the "ASSET SALE OFFER") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Section 4.13 with respect to offers to purchase with the proceeds of sales of assets to purchase the maximum Accreted Value of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the Accreted Value (in the case of the Notes), or accreted value or principal amount, as applicable (in the case of any other Indebtedness), plus, without duplication, accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash (the "EXCESS PROCEEDS PAYMENT").

            (d) If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate Accreted Value of all Notes and the accreted value or principal amount, as the case may be, of such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness to be purchased shall be purchased on a pro rata basis based on the Accreted Value of Notes and the accreted value or principal amount, as applicable, of such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

            (e) To the extent that the aggregate Accreted Value of the Notes tendered pursuant to the Asset Sale Offer is less than the Excess Proceeds, the Issuer may use the remaining Excess Proceeds for general corporate purposes and such amounts shall no longer be deemed Excess Proceeds. If the aggregate Accreted Value of the Notes surrendered by Holders exceeds the amount of Excess Proceeds available to purchase Notes, the Trustee shall select the Notes to be purchased on a pro rata basis; provided that no Note of $1,000 principal amount at maturity or less shall be purchased in part.

            (f) Immediately following any Asset Sale Offer, the Issuer shall mail a notice to the Trustee and to each Holder stating:

            (i) that the Asset Sale Offer is being made pursuant to this Section
      4.13 and that all Notes tendered will be accepted for payment;

            (ii) the amount of the Excess Proceeds Payment and the purchase date (the "EXCESS PROCEEDS PAYMENT DATE"), which may not be earlier than 30 days nor later than 60 days from the date such notice is mailed;

            (iii) that any Note not tendered will continue to accrue interest and, if applicable, increase in Accreted Value;

            (iv) that, unless the Issuer defaults in the payment thereof, all Notes accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest and increase in Accreted Value on and after the Excess Proceeds Payment Date;

            (v) that Holders electing to have any Notes purchased pursuant to an Asset Sale Offer will be required to surrender the Notes to be purchased to the Paying Agent at the address specified in the notice prior to the close of business on the third business day preceding the Excess Proceeds Payment Date;

            (vi) that Holders will be entitled to withdraw Notes they have tendered on the terms and conditions set forth in such notice; and

            (vii) that Holders whose Notes are being purchased only in part will be issued new Notes (or book-entry notation made with respect thereto) equal in principal amount at maturity to the unpurchased portion of the Notes tendered; provided that the portion of each Note purchased and each such new Note issued (or book-entry notation, if applicable) shall be in a principal amount at maturity of $1,000 or an integral multiple thereof.

            (g) On the Excess Proceeds Payment Date, the Issuer will, to the extent lawful:

            (i) accept for payment all Notes or portions thereof tendered pursuant to the Asset Sale Offer and not withdrawn;

            (ii) deposit with the Paying Agent an amount sufficient to pay the Excess Proceeds Payment in respect of all Notes or portions thereof so tendered and not withdrawn; and

            (iii) deliver or cause to be delivered to the Trustee all Notes so tendered and not withdrawn together with an Officers' Certificate specifying the Notes or portions thereof tendered to the Issuer.

            (h) The Paying Agent will promptly mail to each Holder of Notes so tendered and not withdrawn the Excess Proceeds Payment in respect of such Notes, and the Trustee will promptly authenticate and mail to such Holder a new Note (or cause to be transferred by book entry) equal in principal amount at maturity to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. The Issuer will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Excess Proceeds Payment Date.

            (i) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue of complying with such laws and regulations.

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SECTION 4.14. Limitation on Transactions with Affiliates.

            The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate involving aggregate consideration in excess of $5.0 million on or after the Issue Date (each, an "AFFILIATE TRANSACTION"), unless:

            (1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

            (2) the Issuer delivers to the Trustee:

                  (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.14 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                  (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

            The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

            (1) any consulting or employment agreement or arrangement entered into by the Issuer or any of its Restricted Subsidiaries approved by a majority of the disinterested members of the Board of Directors of the Issuer (or the Board of Directors of Nortek in the case of Nortek and its Restricted Subsidiaries);

            (2) transactions between or among the Issuer and/or its Restricted Subsidiaries;

            (3) payment of reasonable directors fees to directors of the Issuer, any Parent or any Restricted Subsidiary and the provision of customary indemnities to directors, officers, employees or consultants of the Issuer, and any Parent or any Restricted Subsidiary;

            (4) issuances and sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Issuer;

            (5) any tax sharing agreement or arrangement and payments pursuant thereto among the Issuer and its Subsidiaries and any other Person with which the Issuer or its Subsidiaries is required or permitted to file a consolidated, combined or unitary tax return or with which the Issuer or any of its Restricted Subsidiaries is or could be part of a consolidated, combined or unitary group for tax purposes in amounts not otherwise prohibited by this Indenture;

            (6) Restricted Payments that are permitted by Section 4.11 or any Permitted Investments;

            (7) the payment (directly or through any Parent) of annual management, consulting, monitoring and advising fees and related expenses to the Equity Sponsor and its respective Affiliates pursuant to management agreements entered into in connection with the Transactions and as described in the Offering Memorandum or any document (or portion of any document) incorporated by reference into the Offering Memorandum;

            (8) payments by the Issuer or any of its Restricted Subsidiaries to the Equity Sponsor and its Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by the majority of the Board of Directors of the Issuer (or the Board of Directors of Nortek in the case of Nortek and its Restricted Subsidiaries) in good faith; provided that the maximum aggregate amount of any such fees in any 12-month period shall not exceed 1.25% of the aggregate transaction value (including enterprise value in connection with acquisitions or divestitures) (or portion thereof) in respect of which such services are rendered (excluding, in any case, commitment or similar fees for providing financing);

            (9) loans to employees that are approved in good faith by a majority of the Board of Directors of the Issuer (or the Board of Directors of Nortek in the case of Nortek and its Restricted Subsidiaries) in an amount not to exceed $5.0 million outstanding at any time and advances and expense reimbursements to employees in the ordinary course of business;

            (10) agreements (and payments relating thereto) existing on the Issue Date and as described in the Offering Memorandum or any document (or portion of any document) incorporated by reference into the Offering Memorandum, as the same may be amended, modified or replaced from time to time, so long as any amendment, modification or replacement is not materially less favorable to the Issuer and its Restricted Subsidiaries than the agreement described in the Offering Memorandum or any document (or portion of any document) incorporated by reference into such Offering Memorandum and in effect on the Issue Date;

            (11) transactions with a joint venture engaged in a Permitted Business; provided that all the outstanding ownership interests of such joint venture are owned only by the Issuer, its Restricted Subsidiaries and Persons who are not Affiliates of the Issuer;

            (12) transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

            (13) transactions with customers, clients, suppliers or purchasers or sellers of goods, in each case in the ordinary course of business; and

            (14) transactions which have been approved by a majority of the disinterested members of the Board of Directors of the Issuer (or the Board of Directors of Nortek in the case of Nortek and its Restricted Subsidiaries) and with respect to which an Independent Financial Advisor has delivered an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such transaction from a financial point of view.

SECTION 4.15. Dividend and Other Payment Restrictions Affecting Restricted
              Subsidiaries.

            (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries or pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

            (2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

            (3) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

            (b) However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

            (1) Existing Indebtedness and the Credit Agreement;

            (2) this Indenture, the Notes and the Note Guarantees, if any, or by other Indebtedness of the Issuer or of a Guarantor, if any, which is pari passu in right of payment with the Notes or Note Guarantees, as applicable, incurred under an indenture pursuant to Section 4.10; provided that the encumbrances and restrictions are no more restrictive, taken as a whole, than those contained in this Indenture;

            (3) applicable law or regulation;

            (4) any agreements or instruments governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued, as the case may be, in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the prop-erty or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

            (5) Indebtedness incurred by Restricted Subsidiaries in compliance with Section 4.10; provided either (i) the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are not less favorable to the Issuer in any material respect as determined by the Board of Directors of the Issuer in its good faith judgment than the provisions contained in the Credit Agreement and the indenture governing Nortek's existing 8 1/2% senior subordinated notes due 2014, in each case, as in effect on the Issue Date, or (ii) any encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Board of Directors of the Issuer in its good faith judgment, to make scheduled payments of cash interest on the Notes beginning on March 1, 2010;

            (6) customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business;

            (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in Section 4.15(a)(3);

            (8) an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets or the granting of an option to purchase specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold);

            (9) Permitted Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (10) Permitted Liens securing Indebtedness of the Issuer or Liens securing Indebtedness of any Restricted Subsidiary, in each case, that limit the right of the debtor to dispose of the assets subject to such Lien;

            (11) customary limitations on the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

            (12) any Purchase Money Note, or other Indebtedness or contractual requirements of a Receivables Subsidiary in connection with a Qualified Securitization Transaction; provided that such restrictions only apply to such Receivables Subsidiary;

            (13) cash or other deposits or net worth imposed by customers or agreements entered into in the ordinary course of business;

            (14) customary provisions in joint venture agreements;

            (15) Indebtedness of a Foreign Subsidiary permitted to be incurred under this Indenture; and

            (16) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the agreements, contracts, instruments or obligations referred to in clauses (1) through (15) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer's Board of Directors, not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than the dividend or other payment restrictions contained in the contracts, agreements, instruments or obligations referred to in clauses (1) through (15) above prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided, further, however, that with respect to contracts, agreements, instruments or obligations existing on the Issue Date, any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings contain, in the good faith judgment of the Issuer's Board of Directors, dividend and other payment restrictions that are not materially more restrictive, taken as a whole, than such restrictions contained in such contracts, instruments or obligations as in effect on the Issue Date.

SECTION 4.16. Future Guarantors.

            (a) The Issuer will cause each Domestic Subsidiary that Guarantees any Indebtedness of the Issuer to, at the same time such Restricted Subsidiary Guarantees such Indebtedness, execute and deliver to the Trustee a Note Guarantee pursuant to which such Restricted Subsidiary will unconditionally (subject to limitations determined by the Board of Directors of the Issuer to be customary in order to prevent such Guarantee from constituting a fraudulent conveyance) Guarantee payment of the Notes on a joint and several senior unsecured basis (and if such other Indebtedness of the Issuer is subordinated Indebtedness, the Guarantee by such Restricted Subsidiary of such Indebtedness shall be subordinated to the same extent to such Restricted Subsidiary's Note Guarantee).

            (b) The Note Guarantee of a Guarantor will be automatically released:

            (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Issuer, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with Section 4.13;

            (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted

      Subsidiary of the Issuer, if the sale of all such Capital Stock of that Guarantor complies with Section 4.13;

            (3) if the Issuer properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary;

            (4) in connection with any sale of Capital Stock of a Guarantor to a Person that results in the Guarantor no longer being a Subsidiary of the Issuer, if the sale of such Capital Stock of that Guarantor complies with
      Section 4.13;

            (5) if the Issuer consummates a Legal Defeasance or Covenant Defeasance in accordance with Section 8.02 or if the Issuer's obligations under this Indenture are discharged in accordance with Section 8.01;

            (6) upon the release or discharge of the Guarantee by such Restricted Subsidiary of Indebtedness of the Issuer or the repayment of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to Guarantee the Notes; or

            (7) upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing such other Indebtedness or other exercise of remedies in respect thereof.

SECTION 4.17. Reports.

            (a) Whether or not required by the Commission, so long as any Notes are outstanding the Issuer will furnish to the Trustee and the nominee of the Depositary, on behalf of the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

            (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and

            (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports;

provided, that if the Issuer files such reports electronically with the Commission's Electronic Data Gathering Analysis and Retrieval System (or any successor system) within such time periods, the Issuer shall not be required under this Indenture to furnish such reports as specified above.

            (b) In addition, following the date by which the Issuer is required to consummate the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Issuer will file a copy of all of the information and reports referred to in Sections 4.17(a)(1) and (2) with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Notes (but not the Exchange Notes) remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            (c) In addition, if at any time any Parent becomes a Guarantor (there being no obligation of any Parent to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer or Parent (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Notes pursuant to this Section 4.17 may, at the option of the Issuer, be filed by and be those of any Parent rather than the Issuer.

            (d) Notwithstanding the foregoing, such requirements shall be deemed satisfied with respect to the furnishing of a Form 10-K for the Issuer's fiscal year 2004 by the filing with the Commission of the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement), and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act with respect to fiscal year 2004.

            The Trustee shall not be under a duty to review or evaluate any report or information delivered to the Trustee pursuant to the provisions of this Section 4.17 for the purposes of making such reports available to it and to the Holders of the Notes who may request such information. Delivery of such reports, information and documents to the Trustee as may be required under this
Section 4.17 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificate).

SECTION 4.18. Payments for Consent.

            The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.19. RESERVED

SECTION 4.20. RESERVED

SECTION 4.21. Designation of Restricted and Unrestricted Subsidiaries.

            The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event shall there be any Unrestricted Subsidiaries on or immediately following the Issue Date. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary so designated (after giving effect to any sale of Equity Interests of such Subsidiary in connection with such designation) will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under Section 4.11(a) or reduce the amount available for future Investments under one or more clauses of the definition of "Permitted Investments." That designation shall only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.10, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

SECTION 4.22. Business Activities.

            The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except as would not be material to the Issuer and its Subsidiaries, taken as a whole.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation, or Sale of Assets.

            (a) The Issuer shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation), and the Issuer will not sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person (including by way of consolidation or merger), unless:

            (1) either: (A) the Issuer is the surviving corporation or (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that, in the case such Person is a limited liability company or a partnership, a co-obligor of the Notes is a corporation;

            (2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Issuer, as the case may be, under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

            (3) immediately after such transaction and any related financing transactions, no Default or Event of Default exists; and

            (4) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period either (A) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (x) of Section 4.10(a), or (B) would have a Fixed Charge Coverage Ratio on such basis higher than the Fixed Charge Coverage Ratio of the Issuer immediately prior to such transactions.

            (b) Notwithstanding clauses (3) and (4) of Section 5.01(a), the Issuer may merge or consolidate with a Restricted Subsidiary incorporated solely for the purposes of organizing the Issuer in another jurisdiction.

            (c) The Issuer shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

            (d) This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets (including by way of consolidation or merger) between or among the Issuer and any of its Restricted Subsidiaries.

            (e) In connection with any such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the Issuer shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition and the supplemental indenture in respect thereto comply with this Indenture and that all conditions precedent therein provided for relating to such transactions have been complied with.

            (f) Upon any such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the successor Person formed by such consolidation or into which the Issuer is merged or the successor Person to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer in this Indenture, and when a successor Person assumes all the obligations of its predecessor under this Indenture or the Notes, the predecessor shall be released from those obligations; provided, however, that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal of, premium, if any, and interest on the Notes.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

            Each of the following constitutes an "EVENT OF DEFAULT":

            (1) the Issuer defaults for 30 days in the payment when due of interest on the Notes;

            (2) the Issuer defaults in payment when due of the principal of, or premium, if any, on the Notes;

            (3) failure by the Issuer or any of its Restricted Subsidiaries to comply with Section 4.09, Section 4.13 or Section 5.01;

            (4) failure by the Issuer or any of its Restricted Subsidiaries for 45 days after notice by the Trustee or by Holders of at least 25% in principal amount at maturity of the then outstanding Notes to comply with any of the other agreements in this Indenture;

            (5) default by the Issuer or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

                  (a) is caused by a failure to make any payment when due at the final maturity (after any applicable grace period) of such Indebtedness (a "PAYMENT DEFAULT"); or

                  (b) results in the acceleration of such Indebtedness prior to its express maturity;

      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

            (6) failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million (net of any amount covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;

            (7) the Issuer or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy
      Law:

                  (i) commences a voluntary case; or

                  (ii) consents to entry of an order for relief against it in an involuntary case; or

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or

                  (iv) makes a general assignment for the benefit of its
            creditors; or

                  (v) generally is not paying its debts as they become due; or

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Issuer or any of its
            Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                  (ii) appoints a custodian of the Issuer or any of its
            Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, take as a whole, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of the Issuer or any of its
            Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

            In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (5) of the preceding paragraph have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of Accreted Value or interest on the Notes that became due solely because of the acceleration of the Notes have been cured or waived.

SECTION 6.02. Acceleration.

            In the case of any Event of Default specified in Section 6.01(7) or
(8) that occurs and is continuing, then all unpaid Accreted Value of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes shall ipso facto become due and payable immediately without further action or notice on the part of the Trustee or any Holder.

            If any Event of Default (other than an Event of Default specified in Section 6.01(7) or (8)) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all unpaid Accreted Value of, premium, if any, and accrued interest on the Notes to be due and payable immediately by notice in writing in writing to the Issuer specifying the respective Event of Default.

SECTION 6.03. Other Remedies.

            (a) If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of Accreted Value of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Defaults.

            Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in aggregate principal amount at maturity of the Notes at the time outstanding may on behalf of the Holders of all the Notes waive any Default with respect to such Notes and its consequences by providing written notice thereof to the Issuer and the Trustee, except a Default (1) in the payment of Accreted Value of, premium, if any, or interest on any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority.

            The Holders of not less than a majority in principal amount at maturity of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another

Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.

SECTION 6.06. Limitation on Suits.

            A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) the Holder or Holders of at least 25% in principal amount at maturity of the outstanding Notes make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer and provide to the Trustee reasonable indemnity or security against any loss, liability or expense satisfactory to the Trustee;

            (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of indemnity and security; and

            (5) during such 30-day period the Holder or Holders of a majority in principal amount at maturity of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Accreted Value of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee.

            If a Default specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of the Accreted Value of, premium, if any, and accrued interest on the Notes and fees remaining unpaid, together with interest on overdue Accreted Value and premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any officer committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10. Priorities.

            If the Trustee collects any money or property pursuant to this
Article VI, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: to Holders for interest accrued on the Notes for the period commencing September 1, 2009 to the date of such distribution, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

            THIRD: to Holders for the Accreted Value and premium, if any, due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Accreted Value; and

            FOURTH: to the Issuer.

            The Trustee, upon prior notice to the Issuer, may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount at maturity of the outstanding Notes.

                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.

            (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b) Except during the continuance of a Default:

            (1) The Trustee need perform only those duties as are specifically set forth herein and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

            (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02. Rights of Trustee.

            Subject to Section 7.01:

            (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

            (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document.

            (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

            (j) The Trustee shall not be deemed to have notice of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

            (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of the Notes or any statement in the Notes other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05. Notice of Default.

            If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Holder notice of the uncured Default within 60 days after such notice is received. Except in the case of a Default in payment of the Accreted Value of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Excess Proceeds Payment Date pursuant to an Asset Sale Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06. Reports by Trustee to Holders.

            Within 60 days after each June 30, beginning with June 30, 2005, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), 313(c) and 313(d).

            A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the Commission and each securities exchange, if any, on which the Notes are listed.

            The Issuer shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA Section 313(d).

SECTION 7.07. Compensation and Indemnity.

            The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

            The Issuer shall indemnify each of the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. The Issuer may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee's defense and there is no conflict of interest between the Issuer and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a senior lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee.

            Without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after a Default specified in Section 6.01(7) or (8) occurs, such expenses and the compensation for such services (including the fees and expenses of its agent and counsel) shall constitute expenses of administration under the Bankruptcy Law.

            Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08. Replacement of Trustee.

            The Trustee may resign at any time by providing thirty days prior written notice to the Issuer. The Holders of a majority in principal amount at maturity of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount at maturity of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. A resignation of the Trustee shall not be effective until a successor trustee delivers a written acceptance of its appointment in accordance with this Section 7.08.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount at maturity of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

            If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article VII.

SECTION 7.10. Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Issuer and any other obligor of the Notes.

SECTION 7.11. Preferential Collection of Claims Against the Issuer.

            The Trustee, in its capacity as Trustee hereunder, shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA
Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of the Issuer's Obligations.

            (a) This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, except those obligations referred to in the penultimate paragraph of this Section 8.01, when the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture and, either:

                  (1) all Notes that have been authenticated (except lost,
            stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or

                  (2) (A) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year, including as a result of a redemption notice properly given pursuant to this Indenture, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Legal Tender, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for Accreted Value, premium, if any, and accrued interest and Additional Interest to the date of maturity or redemption; (B) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor, if any, is a party or by which the Issuer or any Guarantor, if any, is bound; and (C) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.

            (b) In addition, the Issuer shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Issuer's obligations under the Notes and this Indenture have been complied with.

            Subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer's obligations in Sections 2.06, 2.07, 2.08, 2.09, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.09. After the Notes are no longer outstanding, the Issuer's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

            After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02. Legal Defeasance and Covenant Defeasance.

            (a) The Issuer may, at its option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

            (b) Upon the Issuer's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

            (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to below;

            (2) the Issuer's obligations under Sections 2.06, 2.07, 2.08, 2.09 and 4.02;

            (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's and any Guarantors' obligations in connection therewith; and

            (4) this Article VIII.

            Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c) hereof.

            (c) Upon the Issuer's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from its obligations under the covenants contained in Sections 4.04, 4.05, 4.07,
4.09 through 4.22 and clauses (3) and (4) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in
Section 8.03 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section
6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, clauses (3), (5) and (6) of Section 6.01 hereof shall not constitute Events of Default.

SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.

            The following shall be the conditions to the application of either
Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

            (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. Legal Tender, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

            (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

            (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

            (6) the Issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

            (7) the Issuer must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.04. Application of Trust Money.

            The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and Government Securities deposited with it pursuant to this Article VIII, and shall apply the deposited U.S. Legal Tender and the money from Government Securities in accordance with this Indenture to the payment of the Accreted Value of, premium, if any, and interest, on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and Government Securities except as it may agree with the Issuer.

            The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and Government Securities deposited pursuant to Section 8.03 or the Accreted Value, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer's request any U.S. Legal Tender and Government Securities held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05. Repayment to the Issuer.

            Subject to this Article VIII, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request any excess U.S. Legal Tender and Government Securities held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of the Accreted Value of, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this
Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and Government Securities in accordance with this Article VIII; provided that if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

            Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Issuer, the Guarantors, if any, and the Trustee may amend or supplement this Indenture or the Notes:

            (1) to cure any ambiguity, defect or inconsistency;

            (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (3) to provide for the assumption of the Issuer's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer or to provide for Note Guarantees;

            (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect in any material respect the legal rights under this Indenture of any such Holder;

            (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

            (6) to provide for the issuance of Additional Notes in accordance with this Indenture;

            (7) to add Guarantors with respect to the Notes or to secure the Notes;

            (8) to comply with the rules of any applicable securities depositary; or

            (9) to provide for a successor trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;

provided that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02. With Consent of Holders.

            (a) Subject to Sections 6.04 and 6.07, the Issuer and the Trustee, together, with the written consent of the Holder or Holders of a majority in aggregate principal amount at maturity of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer for the Notes), may amend or supplement this Indenture or the Notes or may waive compliance by the Issuer or any Guarantor, if any, with any provision of this Indenture, the Notes or such Guarantor's Note Guarantee. Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

            (b) Notwithstanding Section 9.02(a), without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not (with respect to any Notes held by a non-consenting Holder):

            (1) reduce the percentage of principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the Accreted Value of or change the Stated Maturity of any Note or alter the provisions relating to the Redemption Price of any Note at any time;

            (3) reduce the rate of or change the time for payment of interest on any Note;

            (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount at maturity of the Notes and a waiver of the payment default that resulted from such acceleration);

            (5) make any Note payable in money other than U.S. Legal Tender;

            (6) make any change in the method of calculating Accreted Value; or

            (7) make any change in Section 6.04 or 6.07 hereof or this Section 9.02.

            (c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

            (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03. Compliance with TIA.

            From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

            (a) Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount at maturity of the Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            (b) The Issuer may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which Record Date shall be at least 30 days prior to the first solicitation of such consent. If a Record Date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date. The Issuer shall inform the Trustee in writing of the fixed Record Date if applicable.

            (c) After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(1) through (7) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of Accreted Value of and interest and premium, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05. Notation on or Exchange of Notes.

            If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee. The Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuer's expense. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee To Sign Amendments, Etc.

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this
Article IX is authorized or permitted by this Indenture and constituted the legal, valid and binding obligations of the Issuer enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Issuer.

                                    ARTICLE X

                                    RESERVED

                                   ARTICLE XI

                                    RESERVED

                                   ARTICLE XII

                                  MISCELLANEOUS

SECTION 12.01. TIA Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

SECTION 12.02. Notices.

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Issuer:

                  NTK Holdings, Inc.
                  50 Kennedy Plaza
                  Providence, RI  02903-2603
                  Attention: Almon C. Hall

                  Telephone: (401) 751-1600
                  Facsimile: (401) 751-9844

         with a copy to:

                  Ropes & Gray LLP
                  One International Place
                  Boston, MA 02110
                  Attention: John B. Ayer, Esq.

                  Telephone: (617) 951-7000
                  Facsimile: (617) 951-7050

         if to the Trustee:

                  U.S. Bank National Association
                  One Federal Street, 3rd Floor
                  Boston, MA 02110
                  Attention: Corporate Trust Services

                  Telephone: (617) 603-6573
                  Facsimile: (617) 603-6668

            Each of the Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back; when receipt is acknowledged, if telecopied; five
(5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

            Any notice or communication mailed to a Holder shall be mailed to it by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03. Communications by Holders with Other Holders.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

            (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.06. Rules by Trustee, Paying Agent and Registrar.

            The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07. Legal Holidays.

            If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 12.08. Governing Law.

            THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 12.09. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. No Personal Liability of Directors, Officers, Employees and
               Stockholders.

            No director, officer, employee, incorporator, member, partner, or stockholder of the Issuer, any Guarantor, if any, any Subsidiary or any Parent shall have any liability for any obligations of the Issuer or the Guarantors, if any, under the Notes, this Indenture, the Note Guarantees, if any, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.11. Successors.

            All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12. Duplicate Originals.

            All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13. Severability.

            In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

                                        NTK HOLDINGS, INC.,
                                        as Issuer
                                        By: /s/ Kevin W. Donnelly
                                           -------------------------------------
                                            Name:  Kevin W. Donnelly
                                            Title: Vice President, Secretary and
                                                   General Counsel

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By: /s/ Todd R. diNezza
                                            ------------------------------------
                                            Name: Todd R. diNezza
                                            Title: Assistant Vice President

                                                                       EXHIBIT A

                               NTK HOLDINGS, INC.
                     10 3/4% Senior Discount Notes due 2014

                                                                       CUSIP No.

No.                             Principal Amount at Maturity: $

            NTK HOLDINGS, INC., a Delaware corporation (the "ISSUER," which term includes any successor corporation), for value received, promises to pay to
[   ] or its registered assigns, the principal sum of [   ] ($[   ]) on March 1,
2014.

            Interest Payment Dates: March 1 and September 1, commencing March 1, 2010.

            Record Dates: February 15 and August 15.

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                                     NTK HOLDINGS, INC.

                                                     By:
                                                         -----------------------
                                                         Name:
                                                         Title:

                          CERTIFICATE OF AUTHENTICATION

            This is one of the 10 3/4% Senior Discount Notes due 2014 described in the within-mentioned Indenture.

Dated:

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                (Reverse of Note)
                               NTK Holdings, Inc.

                     10 3/4% Senior Discount Notes due 2014

      [THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT ALMOND C. HALL, CHIEF FINANCIAL OFFICER OF THE ISSUER AT (401) 751-1600, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT](1)

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            SECTION 1. Interest. NTK Holdings, Inc., a Delaware corporation (the "ISSUER"), promises to pay interest on the Accreted Value of this Note at 10 3/4% per annum from [date of issuance] until maturity. Prior to September 1, 2009, interest will accrue on the Notes at the rate of 10 3/4% per annum in the form of an increase in the Accreted Value (representing amortization of original issue discount) between the date of original issuance and September 1, 2009, compounded on a semiannual basis using a 360-day year comprised of twelve 30-day months, such that the Accreted Value on September 1, 2009 (the "FULL ACCRETION DATE") shall be equal to the full principal amount at maturity of the Notes. Beginning on the Full Accretion Date or from the date it was most recently paid, cash interest on the Notes will accrue at the rate of 10 3/4% per annum and will be payable semiannually on March 1 and September 1 of each year, commencing March 1, 2010. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue Accreted Value and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            SECTION 2. Method of Payment. The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 15 or August 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as

--------------------
(1) To be included on any Note issued with original issue discount.

provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $1,000 principal amount at maturity and integral multiples of $1,000 at maturity. The Issuer shall pay principal of, premium, if any and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). Accreted Value or principal amount at maturity, as applicable, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of cash interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of Accreted Value or principal amount at maturity, as applicable, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to the Issuer prior to the Record Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York will be the office of the Trustee maintained for such purpose.

            SECTION 3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

            SECTION 4. Indenture. The Issuer issued the Notes under an Indenture dated as of February 15, 2005 (the "INDENTURE") between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

            SECTION 5. Optional Redemption. At any time prior to March 1, 2008, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount at maturity of Notes issued under the Indenture (which includes any Additional Notes) at a Redemption Price of 110.750% of the Accreted Value thereof, plus accrued and unpaid interest thereon, to the Redemption Date, with the net cash proceeds of one or more Designated Offerings of the Issuer (or any Parent); provided that (1) at least 65% of the aggregate principal amount at maturity of Notes issued under the Indenture (which includes any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Subsidiaries) and (2) such redemption occurs within 90 days of the date of the closing of such Designated Offering.

            On or after September 1, 2009, the Issuer may redeem all or part of the Notes, at the Redemption Prices (expressed as percentages of principal amount at maturity) set forth below plus accrued and unpaid interest thereon, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

YEAR                                                      PERCENTAGE
----                                                      ----------
2009..............................................         105.375%
2010..............................................         103.583%
2011..............................................         101.792%
2012 and thereafter...............................         100.000%

            SECTION 6 Mandatory Redemption. On March 1, 2010, if any Notes are outstanding, the Issuer will redeem 31.18438% of each Note then outstanding (the "MANDATORY PRINCIPAL REDEMPTION AMOUNT") ($125,673,051 aggregate Accreted Value of the Notes, assuming all of the Notes remain outstanding on such date and that no Additional Notes are issued) at a redemption price of 100% of the Accreted Value of the portion of the Notes so redeemed (provided that if such percentage results in a Holder owning less than a $1,000 principal amount at maturity increment, the Issuer shall redeem such additional principal amount at maturity of such Holder's Notes to result in $1,000 at maturity increments); provided, that the Issuer shall simultaneously be required to redeem an additional portion of each Note (at a redemption price of 100% of the Accreted Value of the additional portion so redeemed) to the extent required to prevent such Note from being treated as an "Applicable High Yield Discount Obligation" within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended.

            SECTION 7. Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

            SECTION 8. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed at its registered address. No Notes of $1,000 principal amount at maturity or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount at maturity thereof to be redeemed. A new Note in principal amount at maturity equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest ceases to accrue and Accreted Value ceases to increase on Notes or portions of them called for redemption.

            SECTION 9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 principal amount at maturity and integral multiples of $1,000 principal amount at maturity. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer or the Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Issuer or the Registrar is not required to transfer or exchange any Notes for a period of 15 days before a selection of the Notes to be redeemed.

            SECTION 10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes. Only registered Holders of a Note will have rights under the Indenture.

            SECTION 11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any change that does not adversely affect the rights of any Holder of a Note.

            SECTION 12. Defaults and Remedies. If a Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the then outstanding Notes generally may declare the Accreted Value of and accrued interest, if any, on such Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the Accreted Value of the Notes or in respect of certain covenants set forth in the Indenture.

            SECTION 13. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Issuer, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

            SECTION 14. No Recourse Against Others. No director, officer, employee, incorporator, member, partner or stockholder of the Issuer, any Guarantor, any Subsidiary, or any Parent shall have any liability for any obligations of the Issuer or the Guarantors, if any, under the Notes, the Indenture, the Note Guarantees, if any, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

            SECTION 15. Trustee Dealings with the Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

            SECTION 16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            SECTION 17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

            SECTION 18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Issuer will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 10 3/4% Senior Discount Note due 2014 of the Issuer which shall have been registered under the Securities Act, in like principal amount at maturity and having terms identical in all material respects to this Note (except that such note shall not be entitled to Additional Interest). The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.(2)

            SECTION 19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            SECTION 20. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

            The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.

------------------------
(2) This Section not to appear on Exchange Notes.

                                 ASSIGNMENT FORM

             I or we assign and transfer this Note to:
________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

            and irrevocably appoint:

            Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:_____________________     Your Signature: _________________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Note)

Signature Guarantee:______________________________

                               SIGNATURE GUARANTEE

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guaranty program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.09 or Section 4.13 of the Indenture, check the appropriate box:

            Section 4.09 [ ]                    Section 4.13 [ ]

            If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount at maturity: $___________

Dated:  _________________                Signed: ______________________________
                                                (Sign exactly as name appears
                                                 on the other side of this Note)

Signature Guarantee:           _________________________________________________
                               Participant in a recognized Signature Guarantee
                               Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B

                         [FORM OF LEGEND FOR 144A NOTES
                   AND OTHER NOTES THAT ARE RESTRICTED NOTES]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT

TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

           [FORM OF ASSIGNMENT FOR 144A NOTES AND OTHER NOTES THAT ARE
                                RESTRICTED NOTES]

             I or we assign and transfer this Note to:
________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

            and irrevocably appoint:

            Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

                                   [Check One]

            [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

            or

            [ ] (b) this Note is being transferred other than in accordance with
(a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

            If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:_________________      Your Signature: ___________________________________
                                          (Sign exactly as your name appears on
                                           the face of this Note)

Signature Guarantee:____________________________________________________________

                               SIGNATURE GUARANTEE

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guaranty program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

            The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the beneficial interest or certificated Note is being Transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Rule 144A Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated:________________________    ______________________________________________
                                  NOTICE: To be executed by an executive officer

                                                                       EXHIBIT C

                     [FORM OF LEGEND FOR REGULATION S NOTE]

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.

                   [FORM OF ASSIGNMENT FOR REGULATION S NOTE]

             I or we assign and transfer this Note to:

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

            and irrevocably appoint:

            Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

                                   [Check One]

            [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Regulation S thereunder.

            or

            [ ] (b) this Note is being transferred other than in accordance with
(a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

            If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:____________________  Your Signature: ____________________________________
                                          (Sign exactly as your name appears on
                                           the face of this Note)
Signature Guarantee: ___________________________________________________________

                               SIGNATURE GUARANTEE

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guaranty program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

            The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the restricted period under Regulation S, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Transferred beneficial interest or certificated Note will be subject to the restrictions on Transfer enumerated on the Regulation S Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated: ____________________       ______________________________________________
                                  NOTICE: To be executed by an executive officer

                                                                       EXHIBIT D

                        [FORM OF LEGEND FOR GLOBAL NOTE]

            Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

            THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            Unless this Certificate is presented by an authorized representative of The Depository Trust Company (a New York corporation) ("DTC") to the Issuer or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                                                                       EXHIBIT E

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                                  [    ], [    ]

U.S. BANK NATIONAL ASSOCIATION
Corporate Trust Services
One Federal Street, 3rd Floor
Boston, MA  02110
Ladies and Gentlemen:

            In connection with our proposed purchase of 10 3/4% Senior Discount Notes due 2014 (the "Notes") of NTK HOLDINGS, INC., a Delaware corporation (the "Issuer"), we confirm that:

            1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

            2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only
      (i) to the Issuer or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee),
      (iv) outside the United States in accordance with Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (vi) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuer so requests) or (vii) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            3. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended) or plan (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended), except as permitted in the section entitled "Notice to Investors" of the confidential offering circular, dated February 15, 2005, relating to the Notes.

            4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

            6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You, the Issuer, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [Name of Transferee]

                                        By: ____________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT F

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

U.S. BANK NATIONAL ASSOCIATION
Corporate Trust Services
One Federal Street, 3rd Floor
Boston, MA  02110

              Re:        NTK HOLDINGS, INC. ("the Issuer")
                         10 3/4% Senior Discount Notes due 2014 (the "Notes")

Ladies and Gentlemen:

            In connection with our proposed sale of $[    ] aggregate principal
amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

            You, the Issuer and counsel for the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]

                                        By: ____________________________________
                                            Authorized Signature

                                       F-2